UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SUSQUEHANNA BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Susquehanna Bancshares, Inc.

P.O. Box 1000

26 North Cedar Street

Lititz, PA 17543-7000

March 17, 2008

TO OUR SHAREHOLDERS:

On behalf of our entire Board of Directors, I cordially invite you to attend our Annual Meeting of Shareholders on Wednesday, April 30, 2008. At the meeting, you will be asked to elect seven members for the coming three years to the Board of Directors’ Class of 2011, two members for the coming two years to the Board of Directors’ Class of 2010, and three members for the coming year to the Board of Directors’ Class of 2009. You will also be asked to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending December 31, 2008. In addition, we will report on Susquehanna’s 2007 business results and other matters of interest to shareholders.

Information about the matters to be acted on at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement. Also enclosed with this Proxy Statement are your proxy card and instructions for voting and Susquehanna’s 2007 Annual Report.

An admission ticket, which is required for entry into the Annual Meeting, is attached to your proxy card. If you plan to attend the meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting. If your Shares are held in the name of a bank, broker or other holder of record, you will need proof of ownership to attend the meeting. A recent bank or brokerage account statement is an example of proof of ownership.

All shareholders are invited to attend the Annual Meeting in person. However, even if you expect to be present at the Annual Meeting, please take a moment now to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or, alternatively, to complete, sign and date the enclosed proxy card and return it in the postage-paid envelope we have provided. Shareholders attending the Annual Meeting in person may vote in person, even if they have previously voted by proxy. If you are unable to attend the Annual Meeting in person, you can listen to the meeting by live webcast, or on replay, by following the instructions on the opposite side of this letter.

Your vote is very important. Voting via the Internet or by telephone is fast and convenient, and your vote is immediately tabulated and confirmed. Using the Internet or telephone helps save us money by reducing postage and proxy tabulation costs.

I look forward to seeing you at the meeting.

Sincerely,

William J. Reuter
Chairman of the Board, President
and Chief Executive Officer

WEBCAST DIRECTIONS

You are cordially invited to listen to the live webcast of the Susquehanna Bancshares, Inc. 2008 Annual Meeting of Shareholders via the Internet on Wednesday, April 30, 2008, beginning at 10:00 a.m. Eastern time. Attending via the webcast will enable you to view the slides shown at the meeting and hear the speakers on a synchronized basis. The webcast will not enable you to ask questions or to vote your Susquehanna Shares.

The webcast may be viewed on Susquehanna’s website at http://www.susquehanna.net. The event may be accessed by clicking on “Investor Relations” at the top of the page and following the Annual Meeting webcast link. Minimum requirements to listen to this broadcast online are: Windows Media Player software, downloadable at http://www.microsoft.com/windows/windowsmedia/download/default.asp, and at least a 28K connection to the Internet.

To listen to the live webcast, please go to the website at least 30 minutes early to download and install any necessary software. If you plan to listen online, we suggest that you test your computer’s access to Windows Media Player by visiting the above URL one week prior to the meeting date.

If you are unable to listen online during the meeting, the event will be archived on the website at the same address through June 30, 2008.

Susquehanna Bancshares, Inc.

P.O. Box 1000

26 North Cedar Street

Lititz, PA 17543-7000

March 17, 2008

NOTICE OF ANNUAL MEETING

On Wednesday, April 30, 2008, Susquehanna Bancshares, Inc. will hold its 2008 Annual Meeting of Shareholders at the Hershey Lodge and Convention Center, West Chocolate Avenue & University Drive, Hershey, Pennsylvania. The meeting will begin at 10:00 a.m. Eastern time. Only shareholders of Susquehanna, their proxies and invited guests of Susquehanna may attend the Annual Meeting.

At the meeting we will:

1.	Elect seven members for the coming three years to the Board of Directors’ Class of 2011, elect two members for the coming two years to the Board of Directors’ Class of 2010, and elect three members for the coming year to the Board of Directors’ Class of 2009;

2.	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending December 31, 2008; and

3.	Attend to other business properly presented at the meeting.

The Board of Directors recommends that you vote in favor of the director nominees presented in this Proxy Statement and in favor of ratifying the selection of PricewaterhouseCoopers LLP as our independent registered public accountants.

Only shareholders of record of Susquehanna common stock at the close of business on Friday, February 29, 2008 may vote at the Annual Meeting. In the event the meeting cannot be organized because a quorum is not present, in person or by proxy, the shareholders entitled to vote and present at the meeting will have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, and those who attend or participate at the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

At the meeting we will also report on Susquehanna’s 2007 business results and other matters of interest to shareholders.

A copy of Susquehanna’s 2007 Annual Report is also enclosed. The approximate date of mailing of the enclosed Proxy Statement and proxy card is March 17, 2008.

By Order of the Board of Directors,

Lisa M. Cavage
Secretary

Lititz, Pennsylvania

March 17, 2008

Important notice regarding the availability of proxy materials for the Annual Meeting to Shareholders to be held on April 30, 2008:

This Proxy Statement and our 2007 Annual Report are available directly at

http://www.snl.com/interactive/IR/docs.asp?iid=100457

This Proxy Statement and our 2007 Annual Report also are available indirectly in the Investor Relations section of our website at http://www.susquehanna.net. You may access this material by choosing the “Investor Relations” button at the top of the page, and then selecting “Filings and Reports” from the items listed in the Investor Relations section. The information on our website is not part of our Proxy Statement. References to our website in this Proxy Statement are intended to serve as inactive textual references only.

Susquehanna Bancshares, Inc.

P.O. Box 1000

26 North Cedar Street

Lititz, PA 17543-7000

PROXY STATEMENT

March 17, 2008

On Wednesday, April 30, 2008, Susquehanna Bancshares, Inc. will hold its 2008 Annual Meeting of Shareholders at the Hershey Lodge and Convention Center, West Chocolate Avenue & University Drive, Hershey, Pennsylvania. The meeting will begin at 10:00 a.m. Eastern time. Directions to the Hershey Lodge and Convention Center appear on the proxy card included with this Proxy Statement.

This Proxy Statement, which contains information and a proxy card relating to the Annual Meeting, was prepared under the direction of the Board of Directors (the “Board”) to solicit your proxy for use at the Annual Meeting (or any postponement or adjournment of the meeting scheduled in accordance with Pennsylvania law) and will be mailed to our shareholders on or about March 17, 2008.

INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

Shareholders of record of our common stock at the close of business on Friday, February 29, 2008 are entitled to vote at the Annual Meeting, or any postponement or adjournment of the meeting scheduled in accordance with Pennsylvania law. As of February 29, 2008, 85,977,455 shares of our common stock, par value $2.00 per share (the “Shares”), were issued and outstanding and entitled to vote at the Annual Meeting.

How may I gain entry to the Annual Meeting?

An admission ticket, which is required for entry into the Annual Meeting, is attached to the proxy card included with this Proxy Statement. If you plan to attend the meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting.

If your Shares are held in the name of a bank, broker or other holder of record, you will need proof of ownership to attend the Annual Meeting. A recent bank or brokerage account statement is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Susquehanna shareholder.

What am I voting on?

At the meeting, you will be asked to:

•

elect seven members for the coming three years to the Board of Directors’ Class of 2011, elect two members for the coming two years to the Board of Directors’ Class of 2010, and elect three members for the coming year to the Board of Directors’ Class of 2009;

•	ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending December 31, 2008; and

•	attend to any other business properly presented at the meeting.

How does the Board of Directors recommend I vote on the proposals?

The Board recommends a vote FOR the election of each of the nominees to serve as Director and FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants.

If I do not attend the Annual Meeting, what methods may I use to vote?

Most shareholders have the choice of voting over the Internet, by using a toll-free telephone number or by completing the proxy card and mailing it in the postage-paid envelope provided. Internet and telephone voting will provide proxy holders the same authority to vote your Shares as if you had returned your proxy card by mail. In addition, Internet and telephone voting will reduce our proxy-related first-class postage expenses. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to accurately record and count their proxies.

Please refer to your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you.

What is a Proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. As many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Samuel G. Reel, Jr. and Thomas R. Diehl have been designated as proxies for our 2008 Annual Meeting of Shareholders.

All Shares represented by valid proxies will be voted in the manner specified in those proxies.

How can I vote?

To vote by using your proxy card, sign and return your proxy card using the envelope provided with this Proxy Statement. The proxy holders will vote your Shares according to your directions. If you sign and return your proxy card without specifying choices, your Shares will be voted as recommended by the Board.

You may also choose to vote by telephone or by using the Internet.

How do I vote using the Internet?

•

If your Shares are held in the name of a broker, bank or other nominee, you may vote your Shares over the Internet by following the voting instructions provided on the voting instruction form that you receive from such broker, bank or other nominee.

•

If your Shares are registered in your name, you may vote your Shares over the Internet by directing your Internet browser to https://www.voteproxy.com and following the on-screen instructions. You will need the control number that appears on your proxy card to vote when using this web page.

Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Internet voting facilities for our shareholders of record will close at 11:59 p.m. Eastern time on April 29, 2008. You may also choose to vote by telephone or by using your proxy card.

How do I vote by telephone?

•

If your Shares are held in the name of a broker, bank or other nominee, you may vote your Shares over the telephone by following the telephone voting instructions, if any, provided on the proxy card you receive from such broker, bank or other nominee.

•

If your Shares are registered in your name, you may vote your Shares over the telephone by accessing the telephone voting system toll-free at 1-800-776-9437 and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your proxy card to vote when you call.

Telephone voting facilities for our shareholders of record will close at 11:59 p.m. Eastern time on April 29, 2008. You may also choose to vote by using the Internet or by using your proxy card.

How many votes may I cast?

In connection with the election of the directors, you are entitled to cast one vote for each Share held by you for each candidate nominated, but may not cumulate your votes in favor of a particular candidate. Votes may be cast in favor of or withheld with respect to each candidate nominated.

In connection with the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants, you are entitled to cast one vote for each Share you hold.

What vote is required to approve each item on the agenda?

The Director nominees will be elected by a plurality of the votes cast at the Annual Meeting, or in other words, the nominees with the highest number of votes are elected. Votes that are withheld will be excluded entirely from the vote and will have no effect other than for purposes of determining the presence of a quorum.

The affirmative vote of a majority of the votes cast by all holders of Shares represented and entitled to vote at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ended December 31, 2008.

What is a quorum?

A quorum of the holders of the outstanding Shares must be present for the Annual Meeting to be held. A “quorum” is the presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on each matter to be acted on at the Annual Meeting.

What if a quorum is not present at the Annual Meeting?

If the Annual Meeting cannot be organized because a quorum is not present, the shareholders present at the meeting will have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine. Those shareholders who attend or participate at the second of such adjourned meetings shall constitute a quorum for the purpose of electing directors, even if they are less than a majority of the shareholders.

How are votes, abstentions and broker non-votes counted?

Brokers that are member firms of the New York Stock Exchange and hold Shares in street name for customers have the discretion to vote those Shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers may exercise such discretionary authority with respect to the election of directors and the ratification of auditors. However, where brokers submit proxies but are otherwise prohibited from exercising discretionary authority in voting Shares on certain matters for beneficial owners who have not provided voting instructions with respect to such matters (commonly referred to as “broker non-votes”), those Shares will be included in determining whether a quorum is present, but will have no effect on the outcome of such matters other than having the effect of reducing the number of required affirmative votes when a majority of the votes cast by all shareholders entitled to vote is required for approval of such matters.

As to all other matters properly brought before the meeting, the affirmative vote of a majority of votes cast by all shareholders entitled to vote will decide any question brought before the Annual Meeting, unless the question is one for which, by express provision of statute or of our Articles of Incorporation or Bylaws, a different vote is required. Any broker non-votes will be counted for purposes of determining whether a quorum is present but will not have an effect on the outcome of a matter being voted upon other than having the effect of reducing the number of required affirmative votes when a majority of the votes cast by all shareholders entitled to vote is required for approval. Abstentions on such matters will have the same effect as broker non-votes.

May I change my mind after voting by proxy?

Proxies are voted at the Annual Meeting. You can revoke your proxy at any time before it is voted, and your last vote is the vote that will be counted. If you are a shareholder of record, you can write to our Corporate Secretary, Attn: Lisa M. Cavage, P.O. Box 1000, 26 North Cedar Street, Lititz, PA 17543-7000, stating that you wish to revoke your proxy and requesting another proxy card. If you hold your Shares through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and asking for a new proxy card. If you submitted your proxy by Internet or by telephone, you can vote again by voting over the Internet or by telephone. If you attend the meeting, you must request a revocation of your submitted proxy and vote by ballot to revoke your proxy. Your appearance alone at the Annual Meeting will not of itself constitute a revocation of your proxy.

Who will count the vote?

American Stock Transfer & Trust Company, our Transfer Agent, will tabulate the votes cast by proxy or in person at the Annual Meeting.

What does it mean if I get more than one proxy card?

If your Shares are registered differently and are in more than one account, you will receive more than one card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your Shares are voted.

What if I submit a proxy without specifying how to vote?

Unless you otherwise specify in the proxy, your proxy will be voted FOR the election of the persons nominated for directors by the Board and FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants. Where you have appropriately specified how your proxy is to be voted, it will be voted in accordance with your direction.

What if I am a participant in a Susquehanna direct purchase plan?

If you are a participant in the Investors Choice, Dividend Reinvestment & Direct Stock Purchase and Sale Plan for our common stock, Shares held in your account in the plan will be voted in accordance with your instructions. The plan’s administrator is the shareholder of record for your plan Shares and will not vote those Shares unless you provide it with instructions, which you can do over the Internet, by telephone or by mail using the enclosed proxy card.

If you are an employee participant in our Employee Stock Purchase Plan, Shares held in your account in the plan will be voted in accordance with your instructions. The plan’s custodian is the shareholder of record for your plan Shares and will not vote those Shares unless you provide it with instructions, which you can do over the Internet, by telephone or by mail using the enclosed proxy card.

Who may solicit proxies on Susquehanna’s behalf?

Our directors, officers and employees may also solicit proxies from our shareholders. These persons will not receive any additional compensation for their efforts to this end. We will request that the Notice of Annual Meeting, this Proxy Statement, and the proxy card and related materials, if any, be forwarded to beneficial owners. To this end, we expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling these materials. We will bear the costs of all such solicitations.

Will any business be conducted at the Annual Meeting other than as specified above?

The Board knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement and those incidental to the conduct of the meeting. It is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters are duly brought before the Annual Meeting or any adjournments thereof, the persons named in your proxy will have the discretion to vote or act on such matters according to their best judgment.

What are the deadlines for Shareholder proposals for next year’s Annual Meeting?

Shareholders may submit proposals on matters appropriate for Shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. All proposals and notifications should be addressed to the Corporate Secretary. Proposals intended for inclusion in next year’s proxy statement and proxy card must be received by our Corporate Secretary not later than November 17, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND HOLDINGS OF MANAGEMENT

The number of shares of our common stock deemed to be beneficially owned by each person we know to be the beneficial owner of at least five percent of our common stock, each director, our nominee for election to the office of director, each executive officer named in the Summary Compensation Table in this Proxy Statement, and all directors, including our nominee for director, and executive officers as a group as of February 22, 2008, is set forth in the following table.

Name of Beneficial Owner	Number of Shares Owned(1)	Options Exercisable Within 60 days	Total Beneficial Ownership of Susquehanna Common Stock	Percent of Shares Outstanding
5% Shareholders

Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	4,642,532	—	4,642,532	5.4%

Directors, Nominee for Director and Named Executive Officers

Anthony J. Agnone, Sr.(2)(3)	65,401	—	65,401	*
Wayne E. Alter, Jr.	50,000	10,500	60,500	*
James G. Apple	28,067	15,750	43,817	*
Peter DeSoto	118,745	—	118,745	*
Gregory A. Duncan(4)	29,817	3,400	33,217	*
Eddie L. Dunklebarger(5)	249,921	—	249,921	*
Bernard A. Francis, Jr.	7,770	7,200	14,970	*
Henry H. Gibbel(6)	817,016	17,250	834,266	*
Bruce A. Hepburn(7)	15,849	6,000	21,849	*
Donald L. Hoffman(8)	31,384	—	31,384	*
Drew K. Hostetter	18,700	52,630	71,330	*
Russell J. Kunkel(9)	14,346	4,500	18,846	*
Guy W. Miller, Jr.	17,538	7,500	25,038	*
Michael A. Morello(10)	201,352	—	201,352	*
Scott J. Newkam	3,200	—	3,200	*
E. Susan Piersol	2,000	4,500	6,500	*
William J. Reuter	35,493	69,350	104,843	*
M. Zev Rose	30,000	6,000	36,000	*
Christine Sears(11)	648	—	648	*
James A. Ulsh(12)	35,283	—	35,283	*
Dale M. Weaver(13)	194,999	—	194,999	*
Roger V. Wiest	50,000	12,750	62,750	*
William B. Zimmerman(14)	10,484	10,500	20,984	*

All Directors, Nominee and Executive Officers as a Group (31 individuals)(4)	2,107,302	361,766	2,469,068	2.87%

*	Less than one percent

(1)	Unless otherwise indicated, Shares shown as beneficially owned are held individually by the person indicated or jointly with the spouse or children living in the same household; individually by the spouse or children living in the same household; or as trustee, custodian or guardian for minor children living in the same household. Shareholding information for Barclays Global Investors, NA is based on information included in the Schedule 13G/A filed by it with the Securities and Exchange Commission. Shareholding information for our directors and officers is based on information contained in our records and on information received from each director and officer.

(2)	Nominee for one year term to the Class of 2009.
(3)	Mr. Agnone has sole beneficial ownership of 64,933 Shares. Mr. Agnone’s wife has sole beneficial ownership of 468 Shares.
(4)	On March 10, 2008, we accepted Mr. Duncan’s resignation from his position as Executive Vice President. Mr. Duncan is resigning his position with us to pursue other business opportunities in the western United States. His resignation is expected to be effective on or before May 29, 2008.
(5)	Mr. Dunklebarger has sole beneficial ownership of 169,242 Shares and shares beneficial ownership with his wife of 1,646 Shares. Mr. Dunklebarger’s wife has sole beneficial ownership of 42,642 Shares and his daughter has sole beneficial ownership of 550 Shares. Mr. Dunklebarger holds 8,091 Shares as custodian for his daughter. In addition, Mr. Dunklebarger holds 27,750 Shares in a 401(k) plan.
(6)	Mr. Gibbel has sole beneficial ownership of 157,362 Shares and shares beneficial ownership with his wife with respect to 25,000 Shares. Mr. Gibbel’s wife has sole beneficial ownership of 14,000 Shares. Mr. Gibbel is also an officer and director of the Gibbel Foundation, Inc., Penn Charter Mutual Insurance Co. and Lititz Mutual Insurance Co. These three organizations hold 7,030 Shares, 28,125 Shares and 585,499 Shares, respectively, to which Mr. Gibbel disclaims beneficial ownership.
(7)	Mr. Hepburn has sole beneficial ownership of 10,506 Shares. In addition, he shares beneficial ownership of 4,218 Shares which are held in a family trust. Mr. Hepburn disclaims beneficial ownership of 1,125 Shares held by his mother-in-law.
(8)	Mr. Hoffman has sole beneficial ownership of 7,055 Shares. Mr. Hoffman shares beneficial ownership of 500 Shares held as custodian for grandchildren. Mr. Hoffman shares beneficial ownership of 4,155 Shares held in a trust. In addition, 12,599 Shares are held by Roy L. Hoffman & Sons, Inc., of which Mr. Hoffman is President, and 7,075 Shares are held by Roy L. Hoffman & Sons, Inc. Profit Sharing Trust, of which Mr. Hoffman is trustee.
(9)	Mr. Kunkel shares beneficial ownership of 14,346 Shares held in a trust.
(10)	Mr. Morello has sole beneficial ownership of 100,000 Shares. Mr. Morello’s wife has sole beneficial ownership of 40,000 Shares and 57,352 Shares held as custodian for minor children. In addition, 4,000 Shares are held by Stardust Development Company, LLC for which Mr. Morello is the owner.
(11)	Ms. Sears’ shares beneficial ownership with her husband of 400 Shares and Ms. Sears’ husband has sole beneficial ownership of 248 Shares.
(12)	Mr. Ulsh has sole beneficial ownership of 26,095 Shares and holds 8,490 Shares in a 401(k) plan. Mr. Ulsh’s wife has sole beneficial ownership of 698 Shares.
(13)	Mr. Weaver has sole beneficial ownership of 155,368 Shares and shares beneficial ownership with his wife of 8,049 Shares. Mr. Weaver’s wife has sole beneficial ownership of 27,103 Shares. In addition, 1,493 Shares, respectively, are held by each of the D. Isley Irrevocable Trust, S. Rhea Irrevocable Trust and T. Weaver Irrevocable Trust, of which Mr. Weaver is trustee.
(14)	Mr. Zimmerman has sole beneficial ownership of 8,396 Shares. Mr. Zimmerman’s wife has sole beneficial ownership of 655 Shares. In addition, 409 Shares are held by Zimmerman’s Hardware & Supply Co., Inc., of which Mr. Zimmerman is the Chief Executive Officer, and 1,024 Shares are held by Zimmerman’s American Hardware, of which Mr. Zimmerman is a partner.

ELECTION OF DIRECTORS

General

The Board is classified into three classes, one of which is elected each year to serve a term of three years. Directors of each class hold office until the expiration of the term for which they were elected and their successors have qualified, or until the annual meeting following their attaining the age of 72 years.

The Board currently consists of 19 directors. Henry H. Gibbel, a current member of the Class of 2009, and James G. Apple, Jr., a current member of the Class of 2010, will both attain the age of 72 prior to the annual meeting and therefore will no longer be eligible to serve on the Board after the annual meeting. The Board has decided to fill the vacancy left by Mr. Gibbel’s departure, but not the vacancy left by Mr. Apple’s departure. Anthony J. Agnone, Sr. has been nominated by the Board, at the recommendation of the Nominating and Corporate Governance Committee of the Board, for election to the Board as a member of the Class of 2009. Following the departure of Messrs. Gibbel and Apple and the election of Mr. Agnone, the Board will consist of 18 members.

On February 27, 2008, the Board amended and restated our Bylaws in order to declassify the Board commencing with the election of directors at the annual meeting of shareholders in 2009 (the “2009 Annual Meeting”). Although the Board has determined that it is in the best interest of shareholders to declassify the Board, it decided that, given the proximity of the closing of the acquisition of Community Banks, Inc. (“Community”) and the negotiated representation to each class of the Board in that transaction, the declassification should not commence until the 2009 Annual Meeting. Under the terms of our merger agreement with Community we were obligated to appoint two members of the Board of Directors of Community to each class of the Board and, following the expiration of each Community director’s initial term of office, to recommend such Community director for re-nomination to a three-year term of office by the Nominating and Corporate Governance Committee. Since we are declassifying the Board commencing at the 2009 Annual Meeting, at the Annual Meeting, as set forth below, the Board is recommending that Eddie L. Dunklebarger and Peter DeSoto be elected to the Class of 2011, James A. Ulsh and Dale M. Weaver be elected to the Class of 2010, and Scott J. Newkam and Christine Sears be elected to the Class of 2009. Each of these nominees was appointed to the Board at the closing of our acquisition of Community and previously served on the Board of Directors of Community. Commencing with the 2009 Annual Meeting, each director who does not have a continuing term (and each director for whom a continuing term has expired) will be elected and shall hold office until the annual meeting next succeeding his or her election and until his or her successor is elected and qualified. However, each director who is serving as a director immediately prior to the 2009 Annual Meeting will hold office until the expiration of the term for which he or she has been elected and qualified.

At the Annual Meeting, seven persons will be elected to the Class of 2011, two persons will be elected to the Class of 2010, and three persons will be elected to the Class of 2009. The candidates nominated to each respective class who receive the highest number of votes among nominees in that class will be elected. You are entitled to cast one vote for each Share held by you for each of the seven candidates for the Class of 2011, for each of the two candidates for the Class of 2010, and for each of the three candidates for the Class of 2009. You are not entitled to cumulate your votes.

Nomination Criteria

The Nominating and Corporate Governance Committee has determined that no one single criterion should be given more weight than any other criteria when it considers the qualifications of a potential nominee to the Board. Instead, it believes that it should consider the total “skills set” of an individual. In evaluating an individual’s “skills set,” the committee considers a variety of factors, including, but not limited to, the potential nominee’s background and education, his or her general business experience, and whether or not he or she has any experience in the banking industry. The Nominating and Corporate Governance Committee also considers whether a potential nominee resides or does business in the geographic areas in which we operate, and whether or not a potential nominee has had any prior experience serving on one of our subsidiary boards of directors.

Nominees

Upon the recommendation of the Board’s Nominating and Corporate Governance Committee, the Board has nominated seven persons to the Class of 2011, two persons to the Class of 2010, and three persons to the Class of 2009.

The Class of 2011 nominees are as follows:

•

Peter DeSoto. Mr. DeSoto, age 68, was appointed to the Board effective as of the consummation of the merger with Community and prior to the merger was a member of the Board of Directors of Community and its predecessor from 1981 to 2007. Since 1997, Mr. DeSoto has been the Chief Executive Officer of J.T. Walker Industries, Inc., parent company of M.I. Windows and Doors, Inc., based in Gratz, Pennsylvania, a company which manufactures vinyl, aluminum and cellular composite windows and doors.

•

Eddie L. Dunklebarger. Mr. Dunklebarger, age 54, was appointed as our Vice Chairman and as an Executive Vice President effective as of the consummation of the merger with Community. He was most recently a member of the Board of Directors of Community, on which he served from 1998 to 2007. In 2002, Mr. Dunklebarger was elected Chairman of Community’s Board. He served as President and Chief Executive Officer of Community from 1998 to 2007 and also served as President and Chief Executive Officer of Community’s subsidiary bank from 1999-2007.

•

Russell J. Kunkel. Mr. Kunkel, age 65, has been a member of the Board since 2004 and is a member of our Audit Committee. He was most recently a member of the Board of Patriot Bank Corp. from 2000 to 2004. He retired from Meridian Bancorp, Inc. in 1997. Prior to his retirement, he served as Vice Chairman of National Penn Bank from 1996 to 1997 and Vice Chairman of Meridian from 1985 to 1995. From 1967 to 1985 he served as Executive Vice President and in various other positions at Meridian.

•

Michael A. Morello. Mr. Morello, age 54, has served on the Board since 2006 and is a member of our Nominating and Corporate Governance Committee, our Compensation Committee and our Executive Committee. He is the owner of Stagecoach Investors, LLC, a real estate development company, and Stardust Development Company, LLC, a self storage and real estate development company.

•

Guy W. Miller, Jr. Mr. Miller, age 62, has been a member of the Board since 1999 and is a member of our Audit Committee. He is the President and Chief Executive Officer of Homes by Keystone, Inc., a modular homes manufacturer.

•

E. Susan Piersol. Ms. Piersol, age 53, has served on the Board since 2004 and is a member of our Nominating and Corporate Governance Committee. She is the President and Chief Executive Officer of Piersol Development, a residential home builder and real estate developer.

•	William J. Reuter. Mr. Reuter, age 58, has served on the Board since 1999. He is the Chairman of the Board, President and Chief Executive Officer.

The Class of 2010 nominees are as follows:

•

James A. Ulsh. Mr. Ulsh, age 61, was appointed to the Board effective as of the consummation of the merger with Community and prior to the merger was a member of the Board of Directors of Community and its predecessor from 1977 to 2007. Since 1973, Mr. Ulsh has been employed as an attorney with the Harrisburg, Pennsylvania, law firm of Mette, Evans & Woodside.

•

Dale M. Weaver. Mr. Weaver, age 69, was appointed to the Board effective as of the consummation of the merger with Community and prior to the merger was a member of the Board of Directors of Community from 2005 to 2007. Mr. Weaver is the former owner and President of New Holland Custom Woodwork, Ltd., which manufactured church furniture and millwork.

The Class of 2009 nominees are as follows:

•

Anthony J. Agnone, Sr. Mr. Agnone, age 55, is the President of Eastern Athletic Services, a full-service organization providing pre-draft counseling, combine preparation, contract negotiations, financial, budget and tax planning, marketing and endorsement opportunities to professional football players, which Mr. Agnone founded in 1978. He has also been an adjunct member of the faculty of the University of Baltimore School of Law since 1997, a member of the Board of Directors of our Subsidiary, Susquehanna Bank, since 1995, and the Board of Directors of the Sports Lawyers Association since 1988.

•

Scott J. Newkam. Mr. Newkam, age 57, was appointed to the Board effective as of the consummation of the merger with Community and prior to the merger was a member of the Board of Directors of Community from 2003 to 2007. Since September 1999, Mr. Newkam had been the President and Chief Executive Officer of Hershey Entertainment & Resorts Company, a company which owns and operates resort and entertainment facilities in Hershey, Pennsylvania. From 1997 to September 1999, Mr. Newkam was Executive Vice President and Chief Operating Officer of the company. Mr. Newkam is a certified public accountant and has supervised and been actively involved in the preparation of financial statements. Mr. Newkam retired from Hershey Entertainment & Resorts Company on December 31, 2006.

•

Christine Sears. Mrs. Sears, age 52, was appointed to the Board effective as of the consummation of the merger with Community and prior to the merger was a member of the Board of Directors of Community from 2005 to 2007. Mrs. Sears, a certified public accountant, is an Executive Vice President and the Chief Financial Officer of Penn National Insurance, a position to which she was appointed in 2007. She was Senior Vice President and Chief Financial Officer of Penn National Insurance from 1999 to 2007.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

Nominations by Shareholders

The Board’s Nominating and Corporate Governance Committee has adopted a formal policy for shareholders to recommend nominees to the Board. Under that policy, the committee will review nominations made by shareholders and received by the committee prior to the date set as the deadline for submission of shareholder proposals for inclusion in the proxy statement for the applicable annual meeting. For example, nominations for the 2009 Annual Meeting must be received by the committee no later than November 17, 2008. The committee will evaluate and consider shareholder nominations using the same criteria as used for nominations submitted by company management or board members, as described above. In making the evaluation, the committee may seek additional information on the nominee from either the nominee or the shareholder making the nomination.

Our Bylaws provide that at each Annual Meeting, any holder of our common stock may make additional nominations for election to the Board. Each nomination must be made in accordance with our Bylaws and preceded by a notification made in writing and delivered or mailed to our President not less than 14 days prior to the Annual Meeting. The notification must contain the following information to the extent known by the notifying shareholder without unreasonable effort or expense:

•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the total number of shares of our capital stock that will be voted by the notifying shareholder for the proposed nominee;

•	the name and residential address of the notifying shareholder; and

•	the number of shares of our capital stock owned by the notifying shareholder.

In the absence of instructions to the contrary, proxies will be voted in favor of the election of the Boards’ nominees. In the event any of the nominees should become unavailable, the proxies will be voted for those substitute nominee(s) chosen by the Board. The Board has no present knowledge that any of the nominees will be unavailable to serve.

Biographical Summaries of Current Directors and Director Nominees

The name and age of each current Director and Director nominee, as well as his or her business experience (including principal occupation and the period during which he or she has served as our Director), are set forth in the following table:

Name	Age	Business Experience Including Principal Occupation for Past Five Years	Director Since	Present Term Expires
Peter DeSoto(1)	68	Chief Executive Officer, J.T. Walker Industries, Inc., parent holding company of M.I. Windows and Doors, Inc. (window and door manufacturer)	2007	2008

Eddie L. Dunklebarger(1)	54	Vice Chairman of the Board and Executive Vice President, Susquehanna Bancshares, Inc.; former Chairman of the Board, President and Chief Executive Officer, Community Banks Inc.	2007	2008

Russell J. Kunkel(1)	65	Retired Vice Chairman, Meridian Bancorp, Inc.	2004	2008

Guy W. Miller, Jr.(1)	62	President and Chief Executive Officer, Homes by Keystone, Inc. (modular homes manufacturer)	1999	2008

Michael A. Morello(1)	54	Owner, Stagecoach Investors, LLC (real estate development company) and Stardust Development Company, LLC (self-storage and real estate development company)	2006	2008

E. Susan Piersol(1)	53	President and Owner, Piersol Development (residential home builder and real estate developer)	2004	2008

William J. Reuter(1)	58	Chairman of the Board, President and Chief Executive Officer, Susquehanna Bancshares, Inc.; Chairman of the Board, Susquehanna Bank	1999	2008

Anthony J. Agnone, Sr.(2)	55	President, Eastern Athletic Services (sports agency)	(2)	(2)

Bruce A. Hepburn	65	Certified Public Accountant (sole proprietor)	2002	2009

Name	Age	Business Experience Including Principal Occupation for Past Five Years	Director Since	Present Term Expires
Henry H. Gibbel(3)	72	Chairman and Chief Executive Officer, Lititz Mutual Insurance Co., Penn Charter Mutual Insurance Co., Farmers & Mechanics’ Mutual Insurance Company and Livingston Mutual Insurance Company; President, Excess Reinsurance Company (insurance companies)	1982	2009

Scott J. Newkam(4)	57	Retired Chairman, President and Chief Executive Officer, Hershey Entertainment & Resorts Company (entertainment and resorts company)	2007	(4)

M. Zev Rose	70	Attorney, President, Shareholder and Director, Sherman, Silverstein, Kohl, Rose & Podolsky (law firm)	2002	2009

Christine Sears(4)	52	Executive Vice President and Chief Financial Officer, Penn National Insurance (insurance company)	2007	(4)

Roger V. Wiest	67	Attorney and Managing Partner, Wiest, Muolo, Noon & Swinehart (law firm)	1992	2009

Wayne E. Alter, Jr.	56	President and Chief Executive Officer, DynaCorp, Inc. (real estate development and management company); Managing Member of each of Equinox Properties LLC, Fountain Vista, LLC, Quest One LLC, Kensington LLC, Collegiate Acres LLC, Black Rock Meadows, LLC and Kensington Commercial Center, LLC (real estate ownership and management companies); Former Chairman and Chief Executive Officer, Dynamark Security Centers, Inc. (security company); Former President and Chief Executive Officer, WEA Enterprises, Inc. (aviation business); and Former Managing Member of each of Lawton Vista, LLC, FF Operations, LLC and Crestwood Properties, LLC (real estate ownership and management companies)	2001	2010

James G. Apple(3)	72	President, Butter Krust Baking Co., Inc., a subsidiary of Sara Lee Corporation (baking company)	1992	2010

Donald L. Hoffman	66	President and Chief Executive Officer, Roy L. Hoffman & Sons, Inc. (meat processing, manufacturing, distribution and catering company)	2007	2010

Name	Age	Business Experience Including Principal Occupation for Past Five Years	Director Since	Present Term Expires
James A. Ulsh(5)	61	Attorney and Shareholder, Mette, Evans & Woodside (law firm)	2007	(5)

Dale M. Weaver(5)	69	Retired President and Owner, New Holland Custom Woodwork, Inc. (millwork and furniture manufacturer)	2007	(5)

William B. Zimmerman	71	President and Chief Executive Officer, Zimmerman’s Hardware & Supply Co., Inc. (hardware store)	2001	2010

(1)	The Board’s nominee for election at the Annual Meeting for terms expiring 2011.
(2)	Mr. Agnone is a nominee for election at the Annual Meeting for a term expiring in 2009 and has not served on the Board prior to his nomination.
(3)	Will not be a member of the Board after April 30, 2008.
(4)	The Board’s nominee for election at the Annual Meeting for terms expiring in 2009.
(5)	The Board’s nominee for election at the Annual Meeting for terms expiring in 2010.

CORPORATE GOVERNANCE

Our business is managed under the direction of the Board. As part of its duties, the Board oversees our corporate governance for the purpose of creating long-term value for shareholders and safeguarding our relationships with our employees, customers, suppliers, creditors and the communities in which we do business. The Board considers the interests of all such parties when, together with our management, it sets our strategies and objectives. The Board also evaluates management’s performance in pursuing and achieving those strategies and objectives.

The Board has adopted a Code of Ethics that outlines the principles, policies and laws that govern all of our activities and establishes guidelines for workplace conduct. The Code of Ethics applies to all of our Directors, officers and employees, including senior officers, and every Director, officer and employee is required to read and comply with the Code. You can find a copy of the Code of Ethics by visiting our website, www.susquehanna.net and following the links to “Investor Relations,” “Governance Documents,” and “Code of Ethics of Susquehanna Bancshares, Inc.,” or by visiting http://www.snl.com/cache/1500013737.pdf. A copy of the Code may also be obtained, free of charge, by written request to Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, PA 17543, Attention: Corporate Secretary. We intend to disclose amendments to, or Director and executive officer waivers from, the Code of Ethics, if any, on our website, or by Form 8-K to the extent required by NASDAQ listing standards.

The Board has also adopted Corporate Governance Guidelines applicable to the Board and each member of the Board. You can find a copy of the Corporate Governance Guidelines by visiting our website, www.susquehanna.net, and following the links to “Investor Relations,” “Governance Documents,” and “Corporate Governance Guidelines,” or by visiting http://www.snl.com/cache/1001139331.pdf.

Board Meetings

The Board met 12 times during 2007. Each of the Directors attended at least 75% of the Board’s meetings in 2007 and the meetings in 2007 of those Board committees on which he or she served that were held during the period in which he or she served as a Director, except for Mr. T. Max Hall, who attended 67% of the Board’s meetings in 2007 and the meetings in 2007 of those Board committees on which he served during the period in which he served as a Director, and Mr. Apple, who attended 64% of the Board’s meetings in 2007 and the meetings in 2007 of those Board committees on which he served during the period in which he served as a Director. Mr. Hall attended two of three Board meetings prior to the 2007 Annual Meeting, at which he was no longer eligible to serve on the Board because he had attained the age of 72. Mr. Apple attained the age of 72 prior to the 2008 Annual Meeting and he will not be eligible to serve on the Board after the 2008 Annual Meeting. Messrs. Hall and Apple were unable to attend 75% of the Board meetings because they had personal commitments that conflicted with the scheduled dates of the Board meetings.

Our independent Directors met in executive session twice in 2007, without any management Directors or non-independent Directors in attendance.

All of our directors attended last year’s Annual Shareholders’ Meeting. The Board requires all of its members to attend all regularly scheduled Board meetings, as well as the annual shareholders’ meeting. Exceptions are permitted for extenuating circumstances on a case-by-case basis. A Director’s attendance record will be considered by the Nominating and Corporate Governance Committee in its nominating process.

Board Independence

The Board has determined that, except for Messrs. Reuter, Dunklebarger and Ulsh, all of its members are “independent” as defined under the listing standards of the National Association of Securities Dealers for The NASDAQ Stock Market LLC. Mr. Reuter is our President and Chief Executive Officer. Mr. Dunklebarger is an

Executive Vice President. Mr. Ulsh is a shareholder in the law firm of Mette, Evans & Woodside, which was paid approximately $689,000 by Susquehanna and Community for legal services in 2007. The Board believes that the NASDAQ independence requirements contained in the listing standards provide the appropriate standard for assessing director independence and uses the requirements in assessing the independence of each of its members. In making its determination with respect to the independence of each Director, the Board did not consider any transactions by our Directors that are approved under our written statement of policy with respect to related-party transactions as more fully described in the section of this Proxy Statement entitled “Certain Relationships and Related Transactions,” unless such transaction resulted in a per se independence disqualification under the Nasdaq independence rules.

Board Committees

The Board has the following four standing committees:

Nominating and Corporate Governance Committee

Year Formed	Number of Meetings in 2007	Committee Members(1)	Functions Performed
2003	4	Wayne E. Alter, Jr. James G. Apple Henry H. Gibbel Donald L. Hoffman Michael A. Morello E. Susan Piersol Roger V. Wiest

•        develop qualification criteria for Board members;

•        identify individuals qualified to become Board members;

•        recommend that the Board select director nominees for each annual meeting of shareholders; and

•        develop and recommend to the Board corporate governance policies and procedures applicable to the company.

(1)	Each Director who serves on the Nominating and Corporate Governance Committee is “independent” for purposes of the National Association of Securities Dealers’ listing standards for The NASDAQ Stock Market LLC.

You can find a copy of our Nominating and Corporate Governance Committee Charter by visiting our website at www.susquehanna.net and following the links to “Investor Relations,” “Governance Documents,” and “Charter of the Nominating and Corporate Governance Committee of Susquehanna Bancshares, Inc.,” or by visiting http://www.snl.com/cache/1001139330.pdf.

Audit Committee

Year Formed	Number of Meetings in 2007	Committee Members(1)	Functions Performed
1987	9	James G. Apple Bruce A. Hepburn(2) Russell J. Kunkel Guy W. Miller, Jr.

•        meet with our independent accountants and review the scope and results of our annual audit;

•        review information pertaining to internal audits;

•        oversee that our management has: maintained the reliability and integrity of accounting policies, financial reporting and disclosure practices; established and maintained processes to assure an adequate system of internal control; and established and maintained processes to assure compliance with applicable laws, regulations and corporate practices;

•        meet with the Board on a regular basis to report the results of its reviews;

•        select the independent accountants and review periodically their performance and independence from management;

•        review and approve our Internal Audit Plan;

•        periodically meet privately with our independent accountants, senior management and our General Auditor; and

•        review and approve transactions between us and related parties.

(1)	Each Director who serves on the Audit Committee is “independent” for purposes of the Sarbanes-Oxley Act of 2002 and Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards for The NASDAQ Stock Market LLC.
(2)	The Board has determined that Bruce A. Hepburn is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Mr. Hepburn, like all members of the Audit Committee, is “independent” for the purposes of the Sarbanes-Oxley Act of 2002 and National Association of Securities Dealers’ listing standards for The NASDAQ Stock Market LLC.

You can find a copy of our Audit Committee Charter by visiting our website at www.susquehanna.net and following the links to “Investor Relations,” “Governance Documents,” and “Charter of the Audit Committee of Susquehanna Bancshares, Inc.,” or by visiting http://www.snl.com/cache/1001138276.pdf.

Compensation Committee

Year Formed	Number of Meetings in 2007	Committee Members(1)	Functions Performed(2)
1987	9	Wayne E. Alter, Jr. Henry H. Gibbel Bruce A. Hepburn Michael A. Morello

•        review and approve key executive salaries and salary policy;

•        with respect to our Chief Executive Officer, determine the salary and criteria for that office;

•        administer our equity compensation plans;

•        approve participants in our Executive Deferred Income Plan; and

•        review and approve the design of any new supplemental compensation programs applicable to executive compensation.

(1)	Each Director who serves on the Compensation Committee is “independent” for purposes of the National Association of Securities Dealers’ listing standards for The NASDAQ Stock Market LLC.
(2)	Please refer to the “Compensation Discussion and Analysis” section below for greater detail regarding the scope of authority of the Compensation Committee and the role others in our organization, such as our management, play in determining compensation levels.

You can find a copy of our Compensation Committee Charter by visiting our website at www.susquehanna.net and following the links to “Investor Relations,” “Governance Documents,” and “Charter of the Compensation Committee of Susquehanna Bancshares, Inc.,” or by visiting http://www.snl.com/cache/1001132543.pdf.

Executive Committee

Year Formed	Number of Meetings in 2007		Committee Members(1)	Functions Performed
2007	0	(2)	Wayne E. Alter, Jr. Henry H. Gibbel Bruce A. Hepburn Michael A. Morello M. Zev Rose Roger V. Wiest

•        discuss, analyze and consult with the Chief Executive Officer on issues related to the business affairs of the company, including, without limitation, strategic planning, mergers and acquisitions, human resource and banking matters.

(1)	Each Director who serves on the Executive Committee is “independent” for purposes of the National Association of Securities Dealers’ listing standards for The NASDAQ Stock Market LLC.
(2)	The Executive Committee was authorized by the Board in the fourth quarter of 2007 but did not hold a meeting in that year.

Shareholder Communications with the Board

A shareholder who wishes to communicate with the Board may do so by sending his or her correspondence to William J. Reuter, Chairman, President and Chief Executive Officer, Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, PA 17543, Attention: Board of Directors. Mr. Reuter will forward such correspondence to the Chairman of the Board’s Nominating and Corporate Governance Committee. Typically, Mr. Reuter will not forward to the Board communications from our shareholders that are of a personal nature or are not related to the duties and responsibilities of the Board.

ANNUAL AUDIT INFORMATION

Report of the Audit Committee

On February 26, 2008, the Audit Committee reviewed Susquehanna’s audited financial statements and met with both management and PricewaterhouseCoopers LLP, Susquehanna’s independent accountants, to review and discuss those financial statements. Management has the primary responsibility for Susquehanna’s financial statements and the overall reporting process, including Susquehanna’s system of internal controls. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Susquehanna. The Audit Committee also considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with the maintenance of PricewaterhouseCoopers LLP’s independence. The Audit Committee also discussed with PricewaterhouseCoopers LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommended to the Board that Susquehanna’s audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The Susquehanna Bancshares, Inc. Audit Committee:	Bruce A. Hepburn, Chair
James G. Apple
Russell J. Kunkel
Guy W. Miller, Jr.

Summary of Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee of the Board is responsible for the appointment, compensation and oversight of the work of the independent auditor. This responsibility includes, but is not limited to, evaluating the independence of the independent auditor in the performance of audit and non-audit related services to Susquehanna and pre-approving the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from Susquehanna. Accordingly, the Audit Committee has adopted, and the Board has ratified, a Pre-Approval Policy for Audit and Non-Audit Services (the “Policy”), which sets forth the procedures and the conditions pursuant to which services proposed for performance by the independent auditor may be pre-approved.

Proposed services either may be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”); or require the specific pre-approval of the Audit Committee (“specific pre-approval”). The Audit Committee believes that the combination of these two approaches results in an effective and efficient procedure to pre-approve services performed by the independent auditor. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor are established annually by the Audit Committee.

The Audit Committee takes additional measures on an annual basis to meet its responsibility to oversee the work of the independent auditor and to assure the auditor’s independence from Susquehanna, such as reviewing a formal written statement from the independent auditor delineating all relationships between the independent auditor and Susquehanna, consistent with Independence Standards, and discussing with the independent auditor its methods and procedures for ensuring independence.

Fees Billed by Independent Accountants to Susquehanna

The aggregate fees billed to Susquehanna by PricewaterhouseCoopers LLP for each of the fiscal years ended December 31, 2007 and 2006, respectively (all of which were approved by the Audit Committee), are set forth in the table below:

	For the Fiscal Year Ended December 31, 2007	For the Fiscal Year Ended December 31, 2006
Audit Fees(1)	$1,050,000	$1,100,000
Audit-Related Fees(2)	596,415	418,875
Tax Fees(3)	371,110	460,894
All Other Fees	—	—

(1)	Includes the following aggregate fees billed by PricewaterhouseCoopers LLP for the services and time periods indicated:

	2007	2006
• Audits of Financial Statements	$610,000	$480,000
• Audits of Financial Statements (Section 404)	300,000	480,000
• Statutory Audits	55,000	55,000
• Consents	10,000	10,000
• Assistance with and Review of Documents Filed with the SEC	75,000	75,000

(2)	Includes the following aggregate fees billed by PricewaterhouseCoopers LLP for the services and time periods indicated:

	2007	2006
• Accounting Consultations and Audits in Connection with Acquisitions	$371,415	$25,000
• Attest Services Not Required by Statute or Regulation (primarily securitization-related)	200,000	368,875
• Consultation Concerning Financial Accounting and Reporting	25,000	25,000

(3)	Includes the following aggregate fees billed by PricewaterhouseCoopers LLP for the services and time periods indicated:

	2007	2006
• Tax Compliance	$224,255	$207,094
• Tax Planning	130,955	253,800
• Tax Advice	15,900	—

The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Overview

Susquehanna’s executive compensation program is designed to be closely linked to corporate performance and returns to shareholders. Each year the Compensation Committee conducts a review of our executive compensation program. With respect to Valley Forge Asset Management Corp., or Valley Forge, our wholly owned subsidiary, executive compensation programs are designed to be closely linked to Valley Forge’s profitability and investment performance. The overall objectives of these strategies are:

•	to attract and retain the best possible executive talent;

•	to motivate executives to achieve the goals inherent in our business strategy;

•	to link executive and shareholder interests through equity-based plans; and

•	to provide a compensation package that recognizes individual contributions, as well as overall business results.

The compensation of Messrs. Reuter, Hostetter and Duncan is determined by our Compensation Committee. On March 10, 2008, we accepted Mr. Duncan’s resignation from his position as Executive Vice President. Mr. Duncan is resigning his position with us to pursue other business opportunities in the western United States. His resignation is expected to be effective on or before May 29, 2008. The compensation of Mr. Francis, who is the President and Chief Executive Officer of Valley Forge, is determined by our Compensation Committee, based largely on the recommendations of the Board of Valley Forge. With respect to Mr. Dunklebarger, since he joined Susquehanna as a result of the completion of our acquisition of Community in November 2007, his compensation for 2007 was based upon the employment agreement executed in connection with the acquisition and certain contractual obligations—between Mr. Dunklebarger and Community regarding his compensation—that Susquehanna assumed at closing. It is anticipated that in 2008 Mr. Dunklebarger will be integrated into our overall executive compensation program and the Compensation Committee will review Mr. Dunklebarger’s compensation in the same manner as it currently does for our other executive officers, other than Mr. Francis.

For purposes of this Compensation Discussion and Analysis, we first discuss the elements of our compensation program for Messrs. Reuter, Hostetter, Duncan and Francis. Following that discussion, we discuss the elements of Mr. Dunklebarger’s executive compensation program, as they differ based on the contractual obligations we entered into at the time of the Community acquisition.

A discussion of each of the elements of our executive compensation program is set forth below.

Salary and Incentive Compensation

Compensation Components

The key components of our executive compensation consist of

•	base salary and

•	cash and equity incentives.

The Compensation Committee’s policies with respect to each of these components, including the basis for the compensation awarded to each of Messrs. Reuter, Hostetter and Duncan, are discussed below. Mr. Francis is employed by Valley Forge. His compensation is determined under somewhat different principles, and in many cases, is provided under different arrangements than those applicable to our other named executive officers. Where applicable, a discussion of Valley Forge’s programs is included as they apply to Mr. Francis. For

Mr. Dunklebarger, his 2007 compensation was determined by the agreements executed at the time of the completion of our acquisition of Community and is described below under “Arrangements with Eddie Dunklebarger.” In addition, while each element of compensation described below is considered separately, the Compensation Committee takes into account the aggregated present value of the compensation package for each individual, including pension benefits, severance plans, insurance and other benefits and compares that package to comparable companies, as described in more detail under “Peer Group Considerations” below. In considering how the aggregated compensation package for each individual compares to that offered to the named executive officers of comparable companies, the Compensation Committee considers the overall performance of those comparable companies vis-a-vis Susquehanna’s overall performance for the period in question.

Peer Group Considerations

The Compensation Committee believes that our most direct competitors for executive talent are not necessarily the companies that would be included in a peer group established for comparing shareholder returns. Successful executives in the banking industry have a broad range of opportunities in the financial industry generally, either with larger or smaller institutions, or with related industry groups or unrelated industry groups in some instances (a chief financial officer, for example). Many of these companies are not publicly traded. The Compensation Committee’s annual compensation reviews permit an ongoing evaluation of the link between our performance and executive compensation in this greater context.

Role of Executive Officers in Executive Compensation

The Compensation Committee determines the compensation for our corporate officers, including Messrs. Reuter, Hostetter and Duncan. In reviewing the individual performance of Messrs. Hostetter and Duncan, the Compensation Committee solicits and considers the views and recommendations of Mr. Reuter. As stated above, in 2007, the compensation for Mr. Dunklebarger was approved by the Compensation Committee and the Board in connection with the approvals of our acquisition of Community.

In determining Mr. Francis’s compensation, the Board of Directors of Valley Forge recommends to the Compensation Committee, for its approval, the compensation of Mr. Francis. In doing so, the Valley Forge Board of Directors solicits the input of Mr. Reuter, who in turn, solicits the views of Mr. Hostetter. The Board of Directors of Valley Forge is comprised of 9 individuals, including Messrs. Reuter, Dunklebarger, Duncan and Francis. Mr. Francis does not play a role in the determination of his own compensation.

Base Salaries

Base salaries for our executive officers initially were determined pursuant to their employment agreements but are eligible for adjustment annually at the beginning of our fiscal year. In February 2007, Messrs. Reuter, Hostetter, Duncan and Francis received base salary adjustments effective as of January 1, 2007, which were discussed in our Compensation Discussion and Analysis, included in our 2007 proxy statement. As is more fully described below, in considering annual salary adjustment for 2008 for Messrs. Reuter, Hostetter and Duncan, the Compensation Committee met in February 2008 and evaluated the performance of Susquehanna and of each executive officer and considered new responsibilities delegated to each executive officer during the year (in the case of executive officers with responsibility for a particular business unit, the unit’s financial results are also considered).

In conducting its deliberations, the Compensation Committee makes use of an executive compensation analysis prepared by Pearl Meyer & Partners, a nationally recognized executive compensation consultant. The 2007 study analyzed compensation paid to executives at participating financial institutions with assets between $3 billion and $17 billion and financial holding companies with median assets of $8.6 billion.

The study creates a peer group within the range described above and describes the compensation paid to executives at various management levels. The base salary of all similar positions within the study group was used as the basis for calculating a base salary midpoint for each job description. The salaries of Messrs. Reuter, Hostetter and Duncan were compared to the midpoint applicable to their job descriptions, and increases were awarded based upon individual performance and contributions, as explained below, with each salary targeted to fall within the industry competitive range (and, indeed, the base salaries for each of Messrs. Reuter, Hostetter and Duncan fall within the range established for his respective job description).

In evaluating an executive officer’s performance, the Compensation Committee looks to his accomplishments (which may include both qualitative and quantitative measures) and the results produced by the executive officer (which are based on quantitative measures). In considering the various factors that are weighed in this process, no differentiation as to weighting or relative importance has been established; rather, the Compensation Committee is permitted to assign a weight and importance to each factor as the Compensation Committee, in its discretion, deems appropriate.

In determining the compensation package awarded to each of Messrs. Reuter, Hostetter and Duncan, the Compensation Committee did not attach particular weight to their employment agreements, other than to recognize that the employment agreements provide that base salary will be set at a rate agreed between the parties, or in the absence of agreement, increased on the basis of the Consumer Price Index.

With respect to Mr. Reuter, the Compensation Committee took the following factors into account in setting his base salary:

•	the base salaries of chief executive officers of peer companies (as reflected in the Pearl Meyer & Partners study);

•	our success in meeting our tangible return on equity and other financial goals in 2007;

•	the performance of our common stock;

•	mergers and acquisitions generally;

•	the success of the acquisition and integration of Community;

•	the Compensation Committee’s assessment of Mr. Reuter’s individual performance;

•	the length of Mr. Reuter’s service to Susquehanna;

•	Mr. Reuter’s public representation of Susquehanna by virtue of his community and industry stature; and

•	the Consumer Price Index that would otherwise be applicable for the year of evaluation.

With respect to Mr. Hostetter, the Compensation Committee took the following factors into account in setting his base salary:

•	the base salaries of similarly situated officers of peer companies (as reflected in the Pearl Meyer & Partners study);

•	our success in meeting our tangible return on equity, securitization and other financial goals in 2007;

•	mergers and acquisitions generally;

•	the success of the acquisition and integration of Community based on certain short-term financial goals;

•	the performance of our common stock;

•	Mr. Reuter’s assessment of Mr. Hostetter’s individual performance; and

•	the Consumer Price Index that would otherwise be applicable for the year of evaluation.

With respect to Mr. Duncan, the Compensation Committee took the following factors into account in setting his base salary:

•	the base salaries of similarly situated officers of peer companies (as reflected in the Pearl Meyer & Partners study);

•	our success in meeting our tangible return on equity and other financial goals in 2007;

•	mergers and acquisitions generally;

•	the success of the acquisition and integration of Community, based on certain long-term human capital goals, taking into account the combined organization and the impact on revenues;

•	the performance of our common stock;

•	Mr. Reuter’s assessment of Mr. Duncan’s individual performance; and

•	the Consumer Price Index that would otherwise be applicable for the year of evaluation.

With respect to Mr. Francis, his base salary is kept slightly below general market levels. His base salary is supplemented with the bonus programs described below, which are tied to Valley Forge’s profitability and investment performance. The Board of Directors of Valley Forge has intentionally recommended this format because it believes this combination of base salary and bonus programs affords Mr. Francis the opportunity to bring his total compensation to industry competitive levels while aligning his activities and overall performance with Valley Forge’s profitability and investment performance goals.

Mr. Francis’s base salary for 2008 has been set at $325,000, which represents an 8.3% increase over his 2007 base salary. In making this increase, the Compensation Committee took into account the following factors:

•	the base salaries of similarly situated executives;

•	the financial performance of Valley Forge and Susquehanna’s other wealth management affiliates; and

•	Mr. Reuter’s assessment of Mr. Francis’s individual performance.

The following table sets forth the 2007 and 2008 base salaries for each of Messrs. Reuter, Hostetter, Dunklebarger, Duncan and Francis:

Name	2007 Base Salary(1)	% Increase Over 2006 Base Salary
William J. Reuter	$700,000	7.0%
Drew K. Hostetter	364,641	5.0
Eddie L. Dunklebarger	500,000	N/A	(2)
Gregory A. Duncan	374,460	7.2
Bernard A. Francis, Jr.	300,000	9

(1)	On an annualized basis, effective March 9, 2007.
(2)	Mr. Dunklebarger joined Susquehanna on November 16, 2007.

Name	2008 Base Salary(1)	% Increase Over 2007 Base Salary
William J. Reuter	$750,000	7.1%
Drew K. Hostetter	384,641	5.5
Eddie L. Dunklebarger	500,000	N/A	(2)
Gregory A. Duncan	416,000	11.1
Bernard A. Francis, Jr.	325,000	8.3

(1)	On an annualized basis, effective March 7, 2008.
(2)	Since Mr. Dunklebarger joined Susquehanna on November 16, 2007, no increase in base compensation was approved at this time.

Cash and Equity Incentives

In 2007, the Compensation Committee chose to cancel the Key Executive Incentive Plan for 2007, which consisted of both short-term cash incentives and long-term equity incentives, while it evaluated a new approach for 2008. At that time the Compensation Committee determined that it would consider discretionary awards at the end of the year.

Because we did not have a short-term incentive plan with tangible goals against which to measure performance in place for 2007, the Compensation Committee decided not to grant any discretionary short-term incentives in the form of cash bonuses to the named executive officers for 2007. However, based on the Pearl Meyer & Partners study, the Compensation Committee determined that long-term incentives in the form of additional equity grants need to be made to our named executive officers to be within a competitive range of the equity grants provided to the named executive officers of comparable companies (based on size). Accordingly, on February 27, 2008, the Compensation Committee approved the following discretionary grants under our 2005 Equity Compensation Plan: (i) non-qualified stock options in the amount of 50,000, 25,000, 25,000, 5,000 and 25,000 to each of Messrs. Reuter, Hostetter, Dunklebarger, Francis and Duncan, with an exercise price of $21.82 per share and vesting one-third on February 27, 2011, one-third on February 27, 2012 and one-third on February 27, 2013; and (ii) restricted shares in the amount of 6,000, 3,000, and 3,000 to each of Messrs. Reuter, Hostetter, and Duncan, respectively, vesting one-third on February 27, 2009, one-third on February 27, 2010 and one-third on February 27, 2011. In addition, in February 2007, based on a report made by Pearl Meyer & Partners, the Compensation Committee awarded certain equity grants to our executive officers that are reflected in the executive compensation tables and were described in the Compensation Discussion and Analysis included in our 2007 proxy.

Susquehanna Incentive Plan

During 2007, the Compensation Committee retained Pearl Meyer & Partners, an independent consultant, to evaluate all of our incentive plans, including the Key Executive Incentive Plan, and make recommendations. The objective was to simplify and consolidate the plans, enhance efficiency and administration, align the plans with performance and facilitate teamwork across Susquehanna. As a result of the review, the Compensation Committee and the Board approved a new performance incentive framework for the company that is intended to meet those objectives. While the new incentive plan (the “Susquehanna Incentive Plan”) is not effective until 2008, it has both a cash incentive component available to all participants and an equity incentive component that is only available to a select group. The equity incentive component is discussed more fully in a separate section below. The Susquehanna Incentive Plan replaces the Key Executive Incentive Plan previously in effect, the commercial and retail incentive and referral plans and all of the Community incentive plans.

The objectives of the Susquehanna Incentive Plan are to:

•	align executives, management and employees with our strategic plan and critical performance goals;

•	encourage teamwork and collaboration across all of our areas;

•	motivate and reward achievement of core performance objectives;

•	provide payouts commensurate with our performance;

•	provide competitive total compensation opportunities;

•	enable us to attract, motivate and retain talented employees; and

•	create a program that is simple and easy to understand and administer.

The Compensation Committee approves all participants in the Susquehanna Incentive Plan. Select key executives are eligible to participate in the Susquehanna Incentive Plan based on their role in the organization. In general, participation in the plan includes management-level employees and employees whose job function is tied to responsibility for the revenue of the company and customer service. Other criteria for participation include the following:

•	individuals must be employed by October 31 to be eligible to participate in the Susquehanna Incentive Plan for the plan year;

•	a participant must have received a performance rating of “satisfactory” or better for the year and remain in good standing throughout the year; and

•	a participant must be an active employee as of the award payout date to receive an award.

The Susquehanna Incentive Plan operates on a calendar-year schedule. Cash incentive awards are paid out within the first two and a half months following year-end. Each participant in the Susquehanna Incentive Plan is assigned a specific-target cash incentive award, based on his or her role with us. The target incentive awards are based on competitive practices and reflect the award to be paid for meeting predefined performance goals. Awards are defined as a percentage of base earnings. Actual awards can range from 0% to 150% of target, depending on performance. Threshold performance will pay out at 50% of target and achieving stretch performance can result in awards of up to 150% of target. Performance below the threshold level will result in no payout. Within the formula under the Susquehanna Incentive Plan, the Compensation Committee has the discretion to take into account circumstances that may have affected performance as to any particular participant.

Performance measures fall into the following four categories: corporate/SBI; affiliate; region/function/unit; and individual. Each participant has predefined performance goals in one or more of these categories. The specific allocation of goals is determined based on the participant’s role and key area of contribution. The weighting for these performance measures will be allocated across the goals to reflect focus and allocation of incentive awards. Mr. Reuter sets the goals for Messrs. Dunklebarger, Hostetter and Francis in consultation with the executives. Mr. Dunklebarger sets the goals for Mr. Duncan in consultation with him. Mr. Reuter’s goals are reviewed and discussed with the Compensation Committee.

Our 2008 corporate goals are shown below in the following table and based on two critical financial measures: earnings-per-share growth and tangible return on equity. These goals are net of all incentives paid so we must achieve higher earnings per share and tangible return on equity to fund the Susquehanna Incentive Plan.

	Threshold 50% Payout	Target 100% Payout	Stretch 150% Payout
Tangible return on equity	18.0%	19.0%	20.0%
Earnings per share	$1.52	$1.62	$1.72

Equity Incentive Component. Thirteen of our executive officers, including all of our named executive officers, are eligible to receive an equity incentive component to their bonus compensation under the Susquehanna Incentive Plan. The equity component is tied to the same targets as the performance goals applicable to the cash incentive. In determining whether to grant any equity awards, the Compensation Committee considers the level of achievement of the applicable performance goals (which, in the case of the executive officers, fall into corporate and individual categories), taking into account the recommendations of Mr. Reuter.

In addition, Valley Forge maintains two bonus programs in which Mr. Francis participates.

Under the first bonus program, employees of Valley Forge may receive a bonus paid in semi-annual installments. The amount of Mr. Francis’s bonus under this program is recommended by Mr. Reuter in consultation with Mr. Hostetter, within established guidelines. The guidelines of this program have both quantitative and qualitative key elements.

The quantitative key elements are:

•	growing and maintaining gross operating pre-tax and pre-intercompany allocations profits and profit margins relative to operating conditions and industry standards;

•	maintaining good year-over-year absolute investment performance (relative to market conditions);

•	meeting or exceeding equity and balanced benchmark performance over three- and five-year time frames; and

•	meeting or exceeding peer-style benchmark performance over three- and five-year time frames.

The qualitative key elements, which are subjective in nature, are:

•	an individual’s overall leadership ability; and

•	an individual’s ability to build and maintain a professional staff.

Additionally, with respect to Mr. Francis, the following qualitative elements are taken into account:

•	his personal responsibility for significant revenue generation from his sales, servicing and portfolio management activities;

•	his compliance responsibilities as Valley Forge’s securities principal; and

•	the quality of his public representation of Susquehanna and Valley Forge, both within our footprint and nationally.

In considering the various quantitative and qualitative elements, no specific weight is required to be assigned to any particular factor. Rather, the Board of Directors of Valley Forge, in formulating its recommendations to the Compensation Committee, assigns such weight and importance to each factor as it deems appropriate, in its discretion.

In 2007, because Valley Forge met all of the quantitative key elements of the guidelines, and because Mr. Reuter determined in his performance appraisal of Mr. Francis that he met all of the qualitative key elements of the guidelines, in consultation with Mr. Hostetter, Mr. Reuter recommended that Mr. Francis receive a bonus under this program. In August, 2007, the Board of Directors of Valley Forge approved the first installment of this semi-annual bonus in the amount of $145,000. In February, 2008, the Board of Directors of Valley Forge approved the second installment in the amount of $150,000. The award of these bonuses to Mr. Francis were reported to, and approved by, Susquehanna’s Compensation Committee.

Under a second bonus program offered by Valley Forge, certain Valley Forge employees, including Mr. Francis, may be paid in each fiscal year a share of Valley Forge’s adjusted pre-tax profit. The share of the adjusted pre-tax profit paid to the employees is a percentage, not greater than 50% of the excess, which leaves Valley Forge with an adjusted pre-tax profit after payment of the bonus that is at least 10% more than the highest comparable adjusted pre-tax target profit for any prior year. No bonus payments were made under this program in 2007.

Retirement and Other Benefits

Supplemental Executive Retirement Plan

Our executive officers, other than Mr. Dunklebarger, also participate in our Supplemental Executive Retirement Plan, which will provide for benefits lost under our Cash Balance Pension Plan due to Internal Revenue Code provisions which limit the compensation that may be taken into account, and the benefits that may be accrued under, a qualified pension plan. Selected participants of the Cash Balance Pension Plan, including Messrs. Reuter, Hostetter, Duncan and Francis, are eligible for benefits under the Supplemental Executive Retirement Plan.

The Supplemental Executive Retirement Plan was amended in 2004 to permit certain individuals designated by the Board, including Mr. Reuter, to receive a minimum benefit equal to (i) 75% of the benefit the individual would have received under the terms of the Retirement Income Plan in effect prior to January 1, 1998, but based on the individual’s service and compensation as of his or her retirement date, (ii) reduced by his or her accrued benefit under our Cash Balance Pension Plan. No other named executive officers receive this minimum benefit.

The number of years of credited service, the present value of accumulated benefits and the payments made in 2007 for Messrs. Reuter, Hostetter, Duncan and Francis under the Cash Balance Pension Plan and the Supplemental Executive Retirement Plan are set forth below in the “Pension Benefits” table.

Executive Deferred Income Plan

Our Executive Deferred Income Plan is a non-qualified deferred compensation plan maintained for the convenience of our directors and a select group of our executives (and our subsidiaries’ executives) designated by the Compensation Committee. The amounts credited under this plan are solely elective deferrals of previously earned employee and director compensation. We make no contribution to the amounts credited under this plan. The amount deferred by each of our named executive officers is set forth below in the “Non-qualified Deferred Compensation Table.”

Executive Life Insurance Program

We provide an executive life insurance program for certain of our executive and senior officers, including Messrs. Reuter, Hostetter and Duncan. This program provides a death benefit to the officer’s beneficiary if the officer dies on or before attaining age 70, in an amount equal to two times base salary (less any amounts provided by Susquehanna’s group term life insurance policy) or, if the officer dies after attaining the age of 70, in an amount equal to one times his or her base salary (less any amounts provided by Susquehanna’s group term life insurance policy). The premiums for this program were paid in 1998 by certain of Susquehanna’s wholly owned subsidiaries in a one-time, lump-sum payment in an aggregate amount equal to $9,347,762, of which $534,112, $285,736 and $279,232 and were paid for Messrs. Reuter’s, Hostetter’s and Duncan’s policy premiums, respectively. Under this program, a grantor trust, acting on our behalf, is the direct beneficiary of any death proceeds remaining after an officer’s death benefit is paid to his or her beneficiary.

For Mr. Francis, Valley Forge pays the premium on his term life insurance policy. The face amount of this policy is $750,000. The premium paid for this insurance in 2007 was $4,350.

Executive Supplemental LTD Program

We provide executive supplemental long term disability insurance for certain of our executive and senior officers, including Messrs. Reuter, Hostetter, Duncan and Francis. As explained below, Valley Forge also provides similar insurance for Mr. Francis. The individual policies are designed to supplement coverage, in the event of a disability, to bridge the gap between the maximum amount available under the plan and 60% of the executive’s salary. The premiums paid for this insurance in 2007 were $8,249, $3,632, $3,632 and $5,285 for Messrs. Reuter, Hostetter, Duncan and Francis, respectively.

Valley Forge provides supplemental long-term disability insurance for Mr. Francis. The policy is designed to supplement coverage, in the event of a disability, to bridge the gap between the maximum amount available under the plan and 60% of the executive’s salary. The premium paid for this insurance in 2007 was $4,388.

Perquisites and Other Compensation

Perquisites. We provide company cars to certain of our executive officers, including Messrs. Reuter and Duncan, because they generally travel extensively for business. Mr. Francis receives a monthly automobile allowance, from Valley Forge, of $1,000. We also pay the travel expenses of our executive officers to conventions and seminars which are primarily business related. We pay these costs because they are primarily business related, although they may occasionally result in a personal benefit to the executive. The cost of these perquisites that, in the aggregate, exceed $10,000 for each of our named executive officers, is disclosed in the Summary Compensation Table set forth below. For Mr. Dunklebarger, he received perquisites and other compensation as set forth in his employment arrangements with us and are described below.

Additional Benefits. Each of our named executive officers participates in other employee benefit plans generally available to all employees (e.g., major medical and health insurance, Cash Balance Pension Plan, 401(k) Plan, Employee Stock Purchase Plan) on the same terms as similarly situated employees.

Arrangements with Eddie Dunklebarger

In connection with our merger with Community, we entered into an employment agreement with Mr. Dunklebarger. This employment agreement supersedes and replaces the employment agreement that was previously in place for Mr. Dunklebarger at Community. In determining the compensation package awarded to Mr. Dunklebarger, the Compensation Committee solicited input from Mr. Reuter and, based on that input, determined that Mr. Dunklebarger was an integral part of the acquisition transition process and vital to the overall success of our combined companies.

Under the terms of the employment agreement, Mr. Dunklebarger will receive an annual base salary of $500,000 and hold the titles of Executive Vice President and Vice Chairman of the Board. In addition to base salary and bonus compensation, we provide a company car to Mr. Dunklebarger, pay country club dues because the club memberships are used primarily for business entertainment, and reimburse Mr. Dunklebarger’s travel expenses, as we do for each of our named executive officers as described under “Perquisites and Other Compensation” above. Beginning in 2008, Mr. Dunklebarger will be eligible to participate in the Susquehanna Incentive Plan as described above.

As part of the merger negotiations, in consideration for the cancellation of his employment agreement with Community and satisfaction of the obligations thereunder, Mr. Dunklebarger received a payment of $1,690,000, as well as certain gross-up payments to cover excise taxes imposed on payments received by Mr. Dunklebarger in connection with the merger, characterized as excess parachute payments under Section 280G of the Internal Revenue Code. In addition, Mr. Dunklebarger received an additional payment of $1,690,000 for agreeing to be bound by the restrictive covenants set forth in his new employment agreement with us. However, 10% of the $1,690,000 payment for the restrictive covenants, or $169,000, was held back and is payable upon the earlier of his termination of employment for any reason other than “Cause” or a “Change in Control,” as further described below under the heading “Potential Payments upon Termination or Change in Control.”

In addition, as part of the merger we assumed certain contractual obligations in place between Mr. Dunklebarger and Community. These agreements are the Survivor Income Agreement between Mr. Dunklebarger and Community, dated February 5, 1999, and the Amended and Restated Salary Continuation Agreement dated January 1, 2004.

The Salary Continuation Agreement provides a supplemental retirement benefit to Mr. Dunklebarger. In the event Mr. Dunklebarger terminates employment due to normal retirement (defined as age 62) for reasons other than death, he will be paid the full annual retirement benefit amount of $180,000 paid in consecutive equal monthly installments on the first day of each month, beginning with the month following Mr. Dunklebarger’s normal retirement date and continuing for a total period of 20 years.

The Survivor Income Agreement provides a death benefit to Mr. Dunklebarger’s beneficiary equal to the proceeds of a life insurance policy based upon Mr. Dunklebarger’s life, divided between us and the beneficiary. We are the owner of the policy and make all payments of premiums and hold all rights of ownership for the policy. In the event of Mr. Dunklebarger’s death, his beneficiary will receive the lesser of the following:

•	three (3) times Mr. Dunklebarger’s base salary in effect for the year in which his death occurs; or

•	the amount by which the proceeds of the life insurance policy exceed the cash surrender value of the policy on the day before death.

The death benefit is increased by the projected federal tax rate for the year in which Mr. Dunklebarger dies. Further details concerning the Salary Continuation Agreement and the Survivor Income Agreement are described under the heading “Potential Payments upon Termination or Change in Control.”

Severance and Change in Control Arrangements

Employment Agreement Severance and Change in Control Provisions. The severance and change in control arrangements applicable to Messrs. Reuter, Hostetter, Dunklebarger, Duncan, and Francis are set forth in each of their respective employment agreements, as discussed in detail below under the heading “Potential Payments Upon Termination or Change in Control.” The Compensation Committee approved the change in control provisions in these agreements because the committee desired to alleviate the financial hardships which may be experienced by the executives if their employment is terminated under specified circumstances and to reinforce and encourage the continued attention and dedication of those executives to their assigned duties, notwithstanding the potential impact a change in control transaction could have on their respective careers or positions.

Miscellaneous Change in Control Provisions. Additionally, each of our equity compensation plans and executive life insurance program contains change in control provisions.

In the event of a change in control as defined under the 2005 Equity Compensation Plan, the Compensation Committee has the discretion to accelerate the vesting of any or all outstanding grants; to the extent not exercised in connection with a transaction where Susquehanna is not the survivor, all vested options will terminate upon closing of that change in control. In the event of a change in control as defined under the 1996 Equity Compensation Plan, all options outstanding under the plan will become immediately exercisable. Individual employment agreements and grant letters may contain additional provisions regarding the impact of a change in control on outstanding equity incentives, as further described below under the heading “Potential Payments Upon Termination or Change in Control.”

Under the executive life insurance program, the arrangement will generally terminate automatically if an officer terminates his or her employment prior to his or her normal retirement date (i.e., the earlier of the attainment of age 65 or the attainment of age 55 with 15 years of service). However, in the event of a termination prior to normal retirement age and within 12 months following a change in control, the arrangement will remain in effect until benefits are paid thereunder to the participant’s designated beneficiary.

Stock Ownership Guidelines

The Compensation Committee has approved stock ownership guidelines for our corporate management team (which includes named executive officers). These guidelines were adopted for the following purposes:

•	to demonstrate a strong link to shareholder value;

•	to motivate executives to make sound long-term business decisions;

•	to provide an opportunity to own a larger stake in Susquehanna;

•	to establish a “best practice” from an institutional shareholder perspective; and

•	to create more of a management ownership culture.

Under the guidelines, each member of our corporate management team will be required:

•	to put 5% of their base compensation into the Employee Stock Purchase Plan through payroll deductions, up to the maximum amount permitted under the Internal Revenue Code;

•	upon the exercise of stock options, to retain stock with a value equal to at least 50% of the net after-tax option spread; and

•	prior to exercising options or selling shares acquired on the exercise of options, to notify and discuss their intentions with our Chief Executive Officer.

In 2007, our corporate management team collectively purchased 10,362 shares of our stock through their participation in the Employee Stock Purchase Plan, 3,753 of which were purchased by Messrs. Reuter, Hostetter, Duncan and Francis.

Stock Option Pricing and Timing

The Compensation Committee has no formal policy on the pricing or timing of stock option or restricted stock grants. Historically, the Compensation Committee makes such grants in the first quarter of each fiscal year. The exercise price is the closing price of the underlying common stock on the grant date. If an executive officer of Susquehanna or one of our subsidiaries is hired after the grant date, management may recommend to the Compensation Committee that the officer receive equity compensation. However, the Compensation Committee generally will not take action and will not grant any options or grants to that individual until the following year, when the Compensation Committee makes its annual determination on equity compensation for all executive officers.

Impact of Tax Deductibility on Equity Incentive Program

Section 162(m) of the Internal Revenue Code generally provides that a publicly held company such as Susquehanna may not deduct compensation paid to any named executive officer in excess of $1 million per year, unless certain requirements are met. Compensation attributable to options granted under our 2005 Equity Compensation Plan is expected to qualify for an exemption from the $1 million limit of Section 162(m).

The Compensation Committee monitors, and will continue to monitor, the effect of Section 162(m) on the deductibility of such compensation and intends to optimize the deductibility of such compensation to the extent deductibility is consistent with the objectives of our executive compensation program. The Compensation Committee weighs the benefits of full deductibility with the other objectives of the executive compensation program and, accordingly, may from time to time pay compensation subject to the deductibility limitations of Section 162(m). For example, the Compensation Committee chose to grant shares of restricted stock to some of our named executive officers in 2007 and 2008, notwithstanding the absence of a Section 162(m) exemption for such grants, because the Compensation Committee believes that such grants are a more effective retention device during all market cycles and have the added potential of reducing share dilution, relative to stock option awards.

Report of the Compensation Committee

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Form 10-K for the year ended December 31, 2007.

The Susquehanna Bancshares, Inc. Compensation Committee:

Henry H. Gibbel, Chair

Wayne E. Alter, Jr.

Bruce A. Hepburn

Michael A. Morello

Director Compensation

In 2007, each of our Directors was compensated in accordance with the following schedule:

Annual Retainer—Board Member	$17,000
Annual Retainer—Chairperson—Audit Committee	$5,000
Annual Retainer—Chairperson—Compensation Committee	$3,500
Annual Retainer—Chairperson—Nominating and Corporate Governance Committee	$3,500
Board Meeting	$1,000
Committee Meeting on Board Meeting Day	$1,000
Committee Meeting on Non-Board Meeting Day	$1,200
Telephonic Board/Committee Meeting(1)	No Fee

(1)	Refers to short, single-item agenda telephonic meetings. Multi-agenda telephonic meetings are deemed full Board meetings for Director compensation purposes.

On February 28, 2007, the Compensation Committee approved discretionary grants of non-qualified stock options, vesting one-third on February 28, 2010, one-third on February 28, 2011, and one-third on February 28, 2012, to all non-employee members of the Board. The grants were in the amount of 3,000 per director.

Several of our Directors also serve on the Board of Directors of one or more of our subsidiaries.

In 2007, our Directors, except Messrs. Reuter and Dunklebarger, who do not receive any additional compensation for their roles as directors, received the following compensation:

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	All Other Compensation		Total
Wayne E. Alter, Jr.	$69,400	$7,492	—		$76,892
James G. Apple	31,600	18,714	—		50,314
John M. Denlinger(3)	86,150	6,689	—		92,839
Peter DeSoto(4)	4,125	—	—		4,125
Owen O. Freeman, Jr.(5)	9,667	16,908	—		26,575
Henry H. Gibbel	90,900	18,714	—		109,614
T. Max Hall(5)	13,834	16,908	—		30,742
Bruce A. Hepburn	92,600	6,689	—		99,289
Donald L. Hoffman	54,250	1,571	$26,463	(6)	82,284
Russell J. Kunkel	71,000	4,596	—		75,596
Guy W. Miller, Jr.	71,200	6,689	—		77,889
Michael A. Morello	27,000	4,728	—		31,728
Scott J. Newkam(4)	4,125	—	—		4,125
E. Susan Piersol	68,250	4,596	—		72,846
M. Zev Rose	72,000	8,690	—		80,690
Christine Sears(4)	4,125	—	—		4,125
James A. Ulsh(4)	6,125	—	—		6,125
Dale M. Weaver(4)	4,125	—	—		4,125
Roger V. Wiest	64,000	6,689	—		70,689
William B. Zimmerman	59,000	11,457	—		70,457

(1)	Includes fees earned by each Director in 2007 for his or her service on the Board, any committee of the Board, and any Board of Directors of our subsidiaries, as set forth below:

Name	Susquehanna Board Fees and Annual Retainer*	Susquehanna Committee Fees**	Subsidiary Board Fees
Wayne E. Alter, Jr.	$27,000	$12,400	$30,000
James G. Apple	25,000	6,600	—
John M. Denlinger	27,000	23,150	36,000
Peter DeSoto	4,125	—	—
Owen O. Freeman, Jr.	9,667	—	—
Henry H. Gibbel	27,000	15,900	48,000
T. Max Hall	8,667	2,167	3,000
Bruce A. Hepburn	27,000	23,600	42,000
Donald L. Hoffman	18,750	—	35,500
Russell J. Kunkel	26,000	9,000	36,000
Guy W. Miller	27,000	10,200	34,000
Michael A. Morello	27,000	—	—
Scott J. Newkam	4,125	—	—
E. Susan Piersol	27,000	2,000	39,250
M. Zev Rose	26,000	—	46,000
Christine Sears	4,125	—	—
James A. Ulsh	4,125	—	2,000
Dale M. Weaver	4,125	—	—
Roger V. Wiest	27,000	—	37,000
William B. Zimmerman	26,000	—	33,000

*	Includes an annual retainer in the amount of $17,000, which is payable in two installments of $8,500 each.
**	Includes fees paid for any service on the Board’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Executive Committee, as well as any fees paid for being the Chairperson of any such committee.
(2)	The amounts shown in this column reflect the dollar amount recognized for financial statement—reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), of awards pursuant to our equity compensation plans and therefore include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of this amount are included in footnote 16 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on February 29, 2008.

Due to the requirements of FAS 123(R) relating to retirement eligibility, the recognition of share-based compensation expense for certain individuals has been accelerated if they are currently retirement-eligible or will meet the conditions of retirement eligibility before the end of the five-year requisite service period.

The grant date fair value, calculated in accordance with FAS 123(R), of each option award granted to our Directors in 2007 is as follows:

Name	Grant Date	Number of Options Awarded	Fair Value on Grant Date
Wayne E. Alter, Jr.	02/28/2007	3,000	$12,240
James G. Apple	02/28/2007	3,000	12,240
John M. Denlinger	02/28/2007	3,000	12,240
Peter DeSoto	—	—	—
Owen O. Freeman, Jr.	02/28/2007	3,000	12,240
Henry H. Gibbel	02/28/2007	3,000	12,240
T. Max Hall	02/28/2007	3,000	12,240
Bruce A. Hepburn	02/28/2007	3,000	12,240
Donald L. Hoffman	04/27/2007	3,000	11,520
Russell J. Kunkel	02/28/2007	3,000	12,240
Guy W. Miller, Jr.	02/28/2007	3,000	12,240
Michael A. Morello	02/28/2007	3,000	12,240
Scott J. Newkam	—	—	—
E. Susan Piersol	02/28/2007	3,000	12,240
M. Zev Rose	02/28/2007	3,000	12,240
Christine Sears	—	—	—
James A. Ulsh	—	—	—
Dale M. Weaver	—	—	—
Roger V. Wiest	02/28/2007	3,000	12,240
William B. Zimmerman	02/28/2007	3,000	12,240

As of December 31, 2007, our Directors had the following aggregate number of outstanding option awards:

Name	Aggregate Number of Outstanding Option Awards
Wayne E. Alter, Jr.	17,250
James G. Apple	22,500
John M. Denlinger	24,000
Peter DeSoto	—
Owen O. Freeman, Jr.	17,250
Henry H. Gibbel	24,000
T. Max Hall	23,250
Bruce A. Hepburn	12,750
Donald L. Hoffman	3,000
Russell J. Kunkel	10,500
Guy W. Miller, Jr.	14,250
Michael A. Morello	6,000
Scott J. Newkam	—
E. Susan Piersol	10,500
M. Zev Rose	12,750
Christine Sears	—
James A. Ulsh	—
Dale M. Weaver	—
Roger V. Wiest	19,500
William B. Zimmerman	17,250

(3)	Mr. Denlinger resigned from the Board effective January 7, 2008.

(4)	Ms. Sears and Messrs. DeSoto, Newkam, Ulsh and Weaver were appointed to the Board on November 16, 2007.
(5)	Because Messrs. Freeman and Hall attained the age of 72 prior to the 2007 Annual Meeting, they did not stand for re-election at the 2007 annual shareholders’ meeting, since they were no longer eligible to serve on the Board.
(6)	Represents amounts paid to Mr. Hoffman under an executive supplemental income plan assumed by Susquehanna pursuant to an acquisition.

Additionally, on February 27, 2008, the Compensation Committee approved discretionary grants of non-qualified stock options, vesting one-third on February 27, 2011, one-third on February 27, 2012, and one-third on February 27, 2013, to all non-employee members of the Board. The grants were in the amount of 3,000 per director.

Summary Compensation Table

The following table is a summary of the compensation for 2007 and 2006 earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2007 and 2006:

Name and Principal Position	Year	Salary(1)	Bonus		Option Awards(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings		All Other Compensation(3)	Total
William J. Reuter, Chairman of the Board, President and Chief Executive Officer	2007 2006	$693,000 646,115	— —		$378,129 196,156	$223,823 180,726		$54,021 27,840	$1,348,973 1,050,837
Drew K. Hostetter, Executive Vice President, Treasurer and Chief Financial Officer	2007 2006	$361,973 345,222	— —		$80,663 30,562	$32,423 28,429		$17,477 7,553	$492,536 411,766
Eddie L. Dunklebarger, Vice Chairman of the Board, Executive Vice President	2007 2006	$57,692 —	— —		— —	$1,126,423 —	(4)	$5,040,755 —	$6,224,870 —
Bernard A. Francis, Jr., Senior Vice President and Group Executive	2007 2006	$296,157 275,018	$295,000 295,000	(5)	$23,171 26,619	$49,492 38,531		$36,747 32,884	$700,567 668,052
Gregory A. Duncan, Executive Vice President(6)	2007 2006	$370,614 347,392	— —		$71,276 28,850	$39,553 28,188		$17,477 25,003	$498,920 429,433

(1)	Includes salary deferred by the named executive officer under our Executive Deferred Income Plan. Payment of such salary is deferred until retirement, or in some instances, until a specified date prior to retirement. The sums in participants’ accounts are fully vested and may be withdrawn in accordance with the plan.
(2)	The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), of awards pursuant to our equity compensation plans and therefore include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of this amount are included in footnote 16 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on February 29, 2008.

Due to the requirements of FAS 123(R) relating to retirement eligibility, the recognition of share-based compensation expense for certain individuals has been accelerated if they are currently retirement-eligible or will meet the conditions of retirement eligibility before the end of the five-year requisite service period.

(3)	Includes the following additional compensation:

Name	Year	401(k) Match	Value of Restricted Shares	Restricted Share Dividend	Group Term Life	Employment Agreement Payments*	Perquisites**
William J. Reuter	2007 2006	$6,750 6,600	$19,196 —	$6,282 2,208	$70 70	— —	$21,723 18,962
Drew K. Hostetter	2007 2006	6,750 6,600	7,689 —	2,968 883	70 70	— —	— —
Eddie L. Dunklebarger	2007 2006	1,731 —	— —	— —	— —	$5,039,024 —	— —
Bernard A. Francis, Jr.	2007 2006	6,750 6,600	2,884 —	259 331	831 774	— —	26,023 25,179
Gregory A. Duncan	2007 2006	6,750 6,600	7,689 —	2,968 883	70 70	— —	— 17,450

*	This amount includes a $1,690,000 payment in consideration for the cancellation of Mr. Dunklebarger’s employment agreement with Community, a $1,521,000 payment for his agreement to be bound by the restrictive covenants in his new employment agreement, $16,246 in interest payable at a rate of 4% per year for the period from the closing of the merger until the payment date of January 2, 2008, and a $1,811,778 parachute gross-up payment paid by us in connection with the merger with Community. Further details concerning these payments are discussed above in the “Compensation Discussion and Analysis” section under “Arrangements with Eddie Dunklebarger.”
**	Includes the following perquisites, which, in the aggregate, exceed $10,000 per annum:

Name	Year	Executive Suppl. LTD(a)	Executive Life Insurance Program(b)	Life Insurance(c)	Car(d)	Country Club(e)	Personal Expenses(f)
William J. Reuter	2007 2006	$8,249 7,000	$2,835 2,468	— —	$580 924	$1,176 1,049	$8,883 7,521
Bernard A. Francis, Jr.	2007 2006	9,673 8,829	— —	4,350 4,350	12,000 12,000	— —	— —
Gregory A. Duncan	2007 2006	— 2,807	— 811	— —	— 11,465	— —	— 2,367

(a)	Includes the premiums paid for our Executive Supplemental Long-Term Disability plans, discussed above in the “Compensation Discussion and Analysis” section.
(b)	Includes the imputed income for our Executive Life Insurance Program, discussed above in the “Compensation Discussion and Analysis” section.
(c)	Includes the premium paid for Mr. Francis’s life insurance policy discussed above in the “Compensation Discussion and Analysis” section.
(d)	Includes the personal benefits associated with the use of a car paid for by Susquehanna in the case of each of Messrs. Reuter and Duncan. In calculating these benefits, we took the annual cost of the car to the company (which included its depreciation, insurance premiums, maintenance and repair and fuel costs) and multiplied it by the percent of personal use claimed by the executive. Includes a $1,000-per-month car allowance in the case of Mr. Francis.
(e)	Includes the personal benefits associated with the use of country club memberships paid for by Susquehanna. In calculating this benefit, we took the annual cost of the applicable country club membership and multiplied it by the percent of personal use claimed by the executive.

(f)	Includes the personal benefits associated with spousal attendance at business related conventions paid for by Susquehanna. In calculating this benefit, we took the total amount of the registration fee, travel, lodging and meals associated with the convention and multiplied it by 50% to derive the amount attributable to the spouse’s attendance at the convention.

(4)	This amount is the present value of Mr. Dunklebarger’s full annual retirement benefit under the Salary Continuation Agreement that we assumed in connection with the merger with Community discussed above in the “Compensation Discussion and Analysis” section under “Arrangements with Eddie Dunklebarger,” such amount being $1,122,497, plus the imputed income attributable to amounts contributed by Mr. Dunklebarger to the deferred compensation plan of Community that was merged into our Executive Deferred Income Plan, such amount being $3,926.
(5)	This bonus was earned by Mr. Francis under Valley Forge’s bonus program, discussed above in the “Compensation Discussion and Analysis” section. $145,000 of the total was paid in August 2007; the remaining $150,000 was approved by Valley Forge’s Board of Directors and our Compensation Committee in February 2008 and is scheduled to be paid in March 2008.
(6)	On March 10, 2008, we accepted Mr. Duncan’s resignation from his position as Executive Vice President. Mr. Duncan is resigning his position with us to pursue other business opportunities in the western United States. His resignation is expected to be effective on or before May 29, 2008.

Grants of Plan-Based Awards

As discussed in the “Compensation Discussion and Analysis” section above, the Key Executive Incentive Plan was terminated in 2007. Accordingly, no plan-based awards were granted to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2007.

On February 27, 2008, the Compensation Committee approved long term incentives in the form of non-qualified stock options and restricted shares to some of our named executive officers. Further details concerning these grants are discussed above in the “Compensation Discussion and Analysis” section under “Cash and Equity Incentives.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth equity awards outstanding in the hands of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2007:

Name	Option Awards(1)				Stock Awards(2)
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)
	Exercisable	Unexercisable
William J. Reuter	— — 7,400 7,400 14,800 15,000 13,500 11,250	50,000 26,800 — — 7,400 — — —	$24.26 24.34 24.95 25.14 22.42 23.87 17.25 13.31	2/28/2017 1/18/2016 3/01/2015 1/21/2014 5/21/2013 5/29/2012 5/29/2011 5/26/2010	6,000 1,517 — — — — — —	$110,640 27,973 — — — — — —

Drew K. Hostetter	— — 3,400 3,400 6,800 10,000 6,750 22,280	25,000 10,720 — — 3,400 — — —	$24.26 24.34 24.95 25.14 22.42 23.87 17.25 18.19	2/28/2017 1/18/2016 3/01/2015 1/21/2014 5/21/2013 5/29/2012 5/29/2011 5/29/2009	3,000 606 — — — — — —	$55,320 11,175 — — — — — —

Eddie L. Dunklebarger(3)	39 7,380 4,185	— — —	$13.55 13.55 12.23	12/06/2012 12/06/2012 12/06/2011	— — —	— — —

Bernard A. Francis, Jr.	— — 1,200 500 1,000 1,500 1,500 1,500	5,000 4,020 — — 500 — — —	$24.26 24.34 24.95 25.14 22.42 23.87 17.25 13.31	2/28/2017 1/18/2016 3/01/2015 1/21/2014 5/21/2013 5/29/2012 5/29/2011 5/26/2010	— 227 — — — — — —	— $4,186 — — — — — —

Gregory A. Duncan	— — 3,400	25,000 10,720 3,400	$24.26 24.34 22.42	2/28/2017 1/18/2016 5/21/2013	3,000 606 —	$55,320 11,175 —

(1)	Option awards vest as follows:

a.	Grants with expiration dates of May 29, 2012, January 1, 2014 and March 1, 2015 are fully vested.

b.	All other grants vest one-third on the third anniversary of the date of grant, one-third on the fourth anniversary of the date of grant, and one-third on the fifth anniversary of the date of grant.

All Option Awards have a term of 10 years.

(2)	The stock awards were issued on January 18, 2006 and February 28, 2007. The restricted stock awards vest one-third on the first anniversary of the date of award, one-third on the second anniversary of the date of award, and one-third on the third anniversary of the date of award. Dividends are paid during the restricted period on all restricted shares.

(3)	Represents non-qualified and incentive stock options under Community stock option plans that were converted into Susquehanna stock options in connection with our acquisition of Community. All of Mr. Dunklebarger’s option awards have a 10-year term and are fully vested.

Option Exercises and Stock Vested

The following table sets forth options and other derivative security exercises by, and stock awards vested to, our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2007:

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William J. Reuter	759	$19,195
Drew K. Hostetter	303	7,688
Eddie L. Dunklebarger	—	—
Bernard A. Francis, Jr.	114	2,883
Gregory A. Duncan	303	7,688

(1)	Represents one-third of restricted share awards granted January 18, 2006, which vested on January 18, 2007. The remaining two-thirds will vest one-third on January 1, 2008 and one-third on January 18, 2009.

Pension Benefits

The following table sets forth pension or other benefits providing for payment at, following or in connection with retirement granted or accrued to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2007:

Name	Plan Name(1)	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
William J. Reuter	Cash Balance SERP	35 35	$394,775 1,035,690	— —
Drew K. Hostetter	Cash Balance SERP	13 13	139,049 66,042	— —
Eddie L. Dunklebarger	Salary Continuation Agreement	—	1,122,497	—
Bernard A. Francis, Jr.	Cash Balance SERP	8 8	104,227 133,982	— —
Gregory A. Duncan	Cash Balance SERP	21 21	201,093 71,457	— —

(1)	The Cash Balance Pension Plan, the Supplemental Executive Retirement Plan, and the Salary Continuation Agreement are described above in the “Compensation Discussion and Analysis” section.

Non-qualified Deferred Compensation

The following table sets forth information with regard to defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax qualified by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2007:

Name	Executive Contribution in Last Fiscal Year	Contributions by Susquehanna in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(1)		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(2)
William J. Reuter	$34,650	—	$24,922		—	$366,005
Drew K. Hostetter	108,591	—	73,614		—	1,131,756
Eddie L. Dunklebarger	52,500	—	34,159	(3)	—	472,284
Bernard A. Francis, Jr.(4)	—	—	31,560		$327,069	677,336
Gregory A. Duncan(4)	—	—	—		—	—

(1)	Participants in our Executive Deferred Income Plan are permitted to choose how their account balances are deemed invested from among a variety of investment alternatives designated by us. The amounts listed in this column reflect actual earnings on the investment alternatives selected by each executive.
(2)	The amounts listed in this column are all attributable to executive contributions and represent deferrals of salary and bonuses earned previously and disclosed in prior proxy statements (or, in the case of 2006 and 2007 contributions, disclosed in the Summary Compensation Table above). No portion of these amounts is attributable to our contributions.
(3)	This amount includes earnings attributable to amounts contributed by Mr. Dunklebarger to the deferred compensation plan of Community that was merged into our Executive Deferred Income Plan at the time of the closing of the merger.
(4)	Participation in and contributions to this plan are voluntary. Messrs. Francis and Duncan elected not to participate in the plan in 2007.

Equity Compensation Plan Information

The following table sets forth information regarding our 2005 Equity Compensation Plan and 1996 Equity Compensation Plan, our only compensation plans under which equity securities are authorized for issuance, as of December 31, 2007:

Plan category(1)	Number of securities to be issued upon exercise of outstanding options (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders:
2005 Equity Compensation Plan	840,480	$24.28	1,130,520
1996 Equity Compensation Plan	1,183,483	21.47	—
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)	The table does not include information for equity compensation plans assumed in mergers. As of December 31, 2007, the only such equity compensation plans remaining were the stock purchase options of Community (collectively, the “Community Option Plans”). A total of 32,454 shares of common stock were issuable upon exercise of options granted under the Community Option Plans. The weighted-average exercise price of all options outstanding under the Community Option Plans at December 31, 2007, was $16.42. We cannot grant additional awards under these assumed plans.

Potential Payments upon Termination or Change in Control

The following tables reflect the amount of compensation payable to each of the named executive officers upon (i) an involuntary termination with “cause”; (ii) a voluntary resignation; (iii) a termination due to death; (iv) a termination due to disability; (v) retirement; (vi) a non-renewal of the employment term (applicable only as to Mr. Francis); (vii) an involuntary termination without “cause”; (viii) a resignation due to an “adverse change”; (ix) a voluntary termination without “cause” or resignation due to an “adverse change” following a change in control; and (x) a change in control with or without any termination of employment. The amounts shown assume that such termination was effective as of December 31, 2007, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time the events described above actually occur. On March 10, 2008, we accepted Mr. Duncan’s resignation from his position as Executive Vice President. Mr. Duncan is resigning his position with us to pursue other business opportunities in the western United States. His resignation is expected to be effective on or before May 29, 2008.

William J. Reuter, Drew K. Hostetter and Gregory A. Duncan

Termination Without Cause or Resignation Due to an Adverse Change. Under the terms of their respective employment agreements, the executives may be terminated by us without “Cause” or resign due to an “Adverse Change.”

The executive’s employment may be terminated by us with “Cause” upon occurrence of any of the following: (i) the executive’s personal dishonesty; (ii) the executive’s incompetence or willful misconduct; (iii) a breach by the executive of fiduciary duty involving personal profit; (iv) the executive’s intentional failure to perform stated duties; (v) the executive’s willful violation of any law, rule or regulation (other than traffic violations or similar offenses); (vi) the issuance of a final cease-and-desist order by a state or federal agency to the extent such cease-and-desist order requires the executive’s termination; or (vii) a material breach by the executive of any provision of his employment agreement.

The executive may terminate his employment due to an “Adverse Change” upon the occurrence of any of the following: (i) a significant change in the nature or scope of the executive’s duties or a material reduction in the executive’s authority, status or responsibility; (ii) an increase by more than 20% of the time required to be spent by the executive 60 miles or more beyond our geographic market area without the executive’s consent; (iii) a reduction in the executive’s base compensation; (iv) any other material and willful breach by us of any other provision of the executive’s employment agreement; or (v) delivery of notice of our intent not to renew the executive’s employment agreement.

Upon a termination of employment without Cause or due to an Adverse Change, each executive will be entitled to the payments and/or benefits described below:

•	payment of all accrued and unpaid base salary through the date of termination;

•	payment for all accrued but unused vacation days;

•	payment of any bonus payable for the period ending prior to termination of employment;

•

bi-weekly payments for a period of one year in the case of Messrs. Hostetter and Duncan, or two years in the case of Mr. Reuter, following termination of employment (in each case, such time period is hereinafter referred to as the “Severance Period”) equal to 1/26 of the “Average Annual Compensation,” defined as the average of the base compensation and annual bonuses received by the executive with respect to the three most recently completed calendar years;

•	the benefit accrued under all defined benefit pension plans had the executive remained employed for the Severance Period; and

•	continued coverage and participation in our group term life insurance, disability insurance, accidental death and dismemberment insurance, and health insurance for the Severance Period.

Mr. Reuter is bound by certain non-competition and non-solicitation covenants which extend for a period of two years following termination of employment. Messrs. Hostetter and Duncan are bound by substantially similar covenants for a period of one year following termination of employment.

Death, Disability or Retirement. In the event of the executive’s termination of employment due to death, disability or retirement, any unvested stock options or restricted stock shall immediately vest. In addition, in the event of the executive’s termination of employment due to retirement, the executive may exercise his stock options any time during the remaining term of the option, regardless of employment status.

Termination Following a Change in Control. In the event the executive’s employment is terminated without Cause or due to an Adverse Change following a Change in Control, the executive will be entitled to receive the same benefits described above under “Termination Without Cause or Resignation due to an Adverse Change,” except that in the case of Mr. Reuter, the Severance Period will be extended from three years to five years, and in the case of Messrs. Hostetter and Duncan, the Severance Period will be extended from one year to three years.

In addition to the benefits described above, the executives will be entitled to the following:

•

an additional fully vested benefit under our Supplemental Executive Retirement Plan (“SERP”) equal to the difference between (A) the benefit that the executive would have accrued under all of our defined benefit pension plans, assuming (i) the executive remained continuously employed by us until the fifth anniversary, in the case of Mr. Reuter, or the third anniversary, in the case of Messrs. Hostetter and Duncan, of the Change in Control, (ii) the executive’s compensation increased at a rate of 4% per year, and (iii) the terms of all such pension plans remained identical to those in effect immediately prior to the change in control; and (B) the actual benefit due to the executive under all of our defined benefit plans.

In order to receive any severance or termination payments or benefits described above, each executive is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

In the event that it is determined that any payment by us to or for the benefit of the executive would be a so-called “golden parachute payment” and, therefore, result in the imposition on the executive of an excise tax under Section 4999 of the Code, the executive shall receive a payment sufficient to place the executive in the same after-tax position as if no excise tax had been applicable (“Parachute Gross-Up Payment”). However, if the imposition of the excise tax could be avoided by the reduction of payments due to the executive by an amount of 10% or less, then the total of all such payments will be reduced to an amount $1.00 below the amount that would otherwise cause an excise tax to apply, and no Parachute Gross-Up Payment will be made.

In addition, upon a Change in Control, any incentive awards applicable to incentive program cycles in effect at the time of the Change in Control will become payable at target levels, without regard to whether the executive remains employed by us and without regard to performance during the remainder of those incentive program cycles.

The “Change in Control” provisions of the executive’s employment agreements will be triggered upon the first to occur of any of the following:

•	any person becoming a beneficial owner of 25% or more of either the then outstanding shares of our stock or the combined voting power of our outstanding securities;

•

if, during any 24-month period, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the Board;

•

the merger or consolidation of us with another corporation other than (A) a merger or consolidation which results in our voting securities outstanding immediately prior to such transaction continuing to represent at least 60% of the voting power of the voting securities of the surviving corporation, or (B) a merger or consolidation effected to implement a recapitalization (or similar transaction) in which no person becomes a beneficial owner of our securities representing 40% or more of either the then outstanding shares of our stock or the combined voting power of our outstanding securities; or

•	a liquidation, dissolution or sale of substantially all of our assets.

Upon a Change in Control, the length of the restricted covenant period described above will be extended from two years to five years in the case of Mr. Reuter and from one year to three years in the case of Messrs. Hostetter and Duncan.

Assuming one of the following events occurred on December 31, 2007, Mr. Reuter’s payments and benefits have an estimated value of:

	Salary Continu- ation		Supple- mental Executive Retirement Plan Benefit		Payment Under Executive Life Insurance Program		Payments Under Executive LTD Program		Welfare Benefit Continu- ation		Payment of 2007 Target Cash Incentive Award		Value of Options Subject to Acceler- ation(1)		Value of Restricted Stock Subject to Acceler- ation(2)	Parachute Gross-up Payment
For Cause	—		$1,035,690	(3)	—		—		—		—		—		—	—
Voluntary Resignation (without Adverse Change)	—		1,035,690	(3)	—		—		—		—		—		—	—
Death	—		1,035,690	(3)	$1,336,000	(4)	—		—		—		—		$152,609	—
Disability	—		1,035,690	(3)	—		$714,991	(5)	—		—		—		152,609	—
Retirement	—		1,035,690	(3)	—		—		—		—		—		152,609	—
Without Cause or due to Adverse Change	$1,506,478	(6)	1,230,701	(7)	—		—		$56,376	(8)	—		—		—	—
Without Cause or due to Adverse Change after a Change in Control	3,766,195	(9)	1,519,253	(10)	—		—		140,911	(11)	—		—		—	—	(12)
Change in Control (with or without termination)	—		—		—		—		—		—	(13)	—	(13)	152,609	—

(1)	This amount represents the value of unvested stock options to purchase an aggregate of 84,200 shares of common stock, based on the difference between the exercise price of the options and $18.44, the closing price of our common stock on December 31, 2007. The actual value realized will vary depending on the date the options are exercised.
(2)	This amount represents the value of unvested grants to receive an aggregate of 8,276 shares of common stock, based on $18.44, the closing price of our common stock on December 31, 2007.
(3)	This amount represents the present value of Mr. Reuter’s accrued SERP benefit as of December 31, 2007.
(4)	This amount represents the death benefit payable to Mr. Reuter under our Executive Life Insurance Program calculated as follows: (i) twice his current base salary, such amount being $1,386,000, reduced by (ii) the death benefit payable to Mr. Reuter under the life insurance program generally available to all of our employees, such amount being $50,000.
(5)	This amount represents the actuarial present value of the benefits that would become payable to Mr. Reuter under our Executive LTD Program in the event of his termination due to disability on December 31, 2007. The actuarial present value calculations for December 31, 2007 have decreased in comparison to December 31, 2006 because future cost-of-living adjustments are not being assumed in the calculations.
(6)	This amount is equal to two times the average of the base compensation and annual bonuses received by Mr. Reuter with respect to the three most recently completed calendar years (i.e., the years 2004 – 2006).
(7)	This amount represents the sum of (i) the present value of Mr. Reuter’s accrued SERP benefit as of December 31, 2007 including two additional years of service, such amount being $1,197,869, plus (ii) the present value of the benefit enhancement Mr. Reuter would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $32,832.
(8)	This amount represents our portion of the premium payments for 24 months of health, life, accidental death and dismemberment, and disability coverage.
(9)	This amount is equal to five times the average of the base compensation and annual bonuses received by Mr. Reuter with respect to the three most recently completed calendar years (i.e., the years 2004 – 2006).
(10)	This amount represents the sum of (i) the present value of Mr. Reuter’s accrued SERP benefit as of December 31, 2007 including five additional years of service and assuming that his annual compensation had increased at a rate of 4% per year, such amount being $1,425,923, plus (ii) the present value of the benefit enhancement Mr. Reuter would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $93,330.
(11)	This amount represents our portion of the premium payments for 60 months of health, life, accidental death and dismemberment, and disability coverage.
(12)	Our parachute gross-up analysis includes an assumption that Mr. Reuter’s non-compete commitments have a fair market value equal to $2,400,000, an amount determined by an independent appraisal in 2004. While we have not commissioned an updated appraisal since that time, we believe that in light of our growth and the growth of Mr. Reuter’s responsibilities and experience, an updated appraisal would yield an equal or greater value for those non-compete commitments.
(13)	The Compensation Committee chose to cancel the Key Executive Incentive Plan for 2007, which consisted of both short-term cash incentives and long-term equity incentives. Therefore, Mr. Reuter was not entitled to receive cash incentive awards or long-term equity awards as of December 31, 2007.

Assuming one of the following events occurred on December 31, 2007, Mr. Hostetter’s payments and benefits have an estimated value of:

	Salary Continu- ation		Supple- mental Executive Retirement Plan Benefit		Payment Under Executive Life Insurance Program		Payments Under Executive LTD Program		Welfare Benefit Continu- ation		Payment of 2007 Target Cash Incentive Award		Value of Options Subject to Acceler- ation(1)		Value of Restricted Stock Subject to Acceler- ation(2)	Parachute Gross-up Payment
For Cause	—		$66,042	(3)	—		—		—		—		—		—	—
Resignation (without Adverse Change)	—		66,042	(3)	—		—		—		—		—		—	—
Death	—		66,042	(3)	$673,946	(4)	—		—		—		—		$72,100	—
Disability	—		66,042	(3)	—		$644,729	(5)			—		—		72,100	—
Retirement	—		66,042	(3)	—		—		—		—		—		72,100	—
Without Cause or due to Adverse Change	$388,422	(6)	83,330	(7)	—		—		$13,116	(8)	—		—		—	—
Without Cause or due to Adverse Change after a Change in Control	1,165,267	(9)	128,598	(10)	—		—		39,340	(11)	—		—		—	—	(12)
Change in Control (with or without termination)	—		—		—		—		—		—	(13)	—	(13)	72,100	—

(1)	This amount represents the value of unvested stock options to purchase an aggregate of 39,120 shares of common stock, based on the difference between the exercise price of the options and $18.44, the closing price of our common stock on December 31, 2007. The actual value realized will vary depending on the date the options are exercised.
(2)	This amount represents the value of unvested grants to receive an aggregate of 3,910 shares of common stock, based on $18.44, the closing price of our common stock on December 31, 2007.
(3)	This amount represents the present value of Mr. Hostetter’s accrued SERP benefit as of December 31, 2007.
(4)	This amount represents the death benefit payable to Mr. Hostetter under our Executive Life Insurance Program calculated as follows: (i) twice his current base salary, such amount being $723,946, reduced by (ii) the death benefit payable to Mr. Hostetter under the life insurance program generally available to all of our employees, such amount being $50,000.
(5)	This amount represents the actuarial present value of the benefits that would become payable to Mr. Hostetter under our Executive LTD Program in the event of his termination due to disability on December 31, 2007. The actuarial present value calculations for December 31, 2007 have decreased in comparison to December 31, 2006 because future cost-of-living adjustments are not being assumed in the calculations.
(6)	This amount is equal to one times the average of the base compensation and annual bonuses received by Mr. Hostetter with respect to the three most recently completed calendar years (i.e., the years 2004 – 2006).
(7)	This amount represents the sum of (i) the present value of Mr. Hostetter’s accrued SERP benefit as of December 31, 2007 including one additional year of service, such amount being $72,471, plus (ii) the present value of the benefit enhancement Mr. Hostetter would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $10,859.
(8)	This amount represents our portion for the premium payments for 12 months of health, life, accidental death and dismemberment, and disability coverage.
(9)	This amount is equal to three times the average of the base compensation and annual bonuses received by Mr. Hostetter with respect to the three most recently completed calendar years (i.e., the years 2004 – 2006).
(10)	This amount represents the sum of (i) the present value of Mr. Hostetter’s accrued SERP benefit as of December 31, 2007 including three additional years of service and assuming that his annual compensation had increased at a rate of 4% per year, such amount being $90,462, plus (ii) the present value of the benefit enhancement Mr. Hostetter would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $38,136.
(11)	This amount represents our portion of the premium payments for 36 months of health, life, accidental death and dismemberment, and disability coverage.
(12)	Our parachute gross-up analysis includes an assumption that Mr. Hostetter’s non-compete commitments have a fair market value equal to $900,000, an amount determined by an independent appraisal in 2004. While we have not commissioned an updated appraisal since that time, we believe that in light of our growth and the growth of Mr. Hostetter’s responsibilities and experience, an updated appraisal would yield an equal or greater value for those non-compete commitments.
(13)	The Compensation Committee chose to cancel the Key Executive Incentive Plan for 2007, which consisted of both short-term cash incentives and long-term equity incentives. Therefore, Mr. Hostetter was not entitled to receive cash incentive awards or long-term equity awards as of December 31, 2007.

Assuming one of the following events occurred on December 31, 2007, Mr. Duncan’s payments and benefits would have the estimated values reflected in the table below. On March 10, 2008, we accepted Mr. Duncan’s resignation from his position as Executive Vice President. Mr. Duncan is resigning his position with us to pursue other business opportunities in the western United States. His resignation is expected to be effective on or before May 29, 2008.

	Salary Contin- uation		Supple- mental Executive Retirement Plan Benefit		Payment Under Executive Life Insurance Program		Payments Under Executive LTD Program		Welfare Benefit Continu- ation		Payment of 2007 Target Cash Incentive Award		Value of Options Subject to Acceler- ation(1)		Value of Restricted Stock Subject to Acceler- ation(2)	Parachute Gross-up Payment
For Cause	—		$71,457	(3)	—		—		—		—		—		—	—
Resignation (without Adverse Change)	—		71,457	(3)	—		—		—		—		—		—	—
Death	—		71,457	(3)	$691,228	(4)	—		—		—		—		$72,100	—
Disability	—		71,457	(3)	—		$680,619	(5)	—		—		—		72,100	—
Retirement	—		71,457	(3)	—		—		—		—		—		72,100	—
Without Cause or due to Adverse Change	$386,639	(6)	90,952	(7)	—		—		$21,468	(8)	—		—		—	—
Without Cause or due to Adverse Change after a Change in Control	1,159,917	(9)	139,915	(10)	—		—		64,405	(11)	—		—		—	—	(12)
Change in Control (with or without termination)	—		—		—		—		—		—	(13)	—	(13)	72,100	—

(1)	This amount represents the value of unvested stock options to purchase an aggregate of 39,120 shares of common stock, based on the difference between the exercise price of the options and $18.44, the closing price of our common stock on December 31, 2007. The actual value realized will vary depending on the date the options are exercised.
(2)	This amount represents the value of unvested grants to receive an aggregate of 3,910 shares of common stock, based on $18.44, the closing price of our common stock on December 31, 2007.
(3)	This amount represents the present value of Mr. Duncan’s accrued SERP benefit as of December 31, 2007.
(4)	This amount represents the death benefit payable to Mr. Duncan under our Executive Life Insurance Program calculated as follows: (i) twice his current base salary, such amount being $741,228, reduced by (ii) the death benefit payable to Mr. Duncan under the life insurance program generally available to all of our employees, such amount being $50,000.
(5)	This amount represents the actuarial present value of the benefits that would become payable to Mr. Duncan under our Executive LTD Program in the event of his termination due to disability on December 31, 2007. The actuarial present value calculations for December 31, 2007 have decreased in comparison to December 31, 2006 because future cost-of-living adjustments are not being assumed in the calculations.
(6)	This amount is equal to one times the average of the base compensation and annual bonuses received by Mr. Duncan with respect to the three most recently completed calendar years (i.e., the years 2004 – 2006).
(7)	This amount represents the sum of (i) the present value of Mr. Duncan’s accrued SERP benefit as of December 31, 2007 including one additional year of service, such amount being $79,314, plus (ii) the present value of the benefit enhancement Mr. Duncan would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $11,638.
(8)	This amount represents our portion of the premium payments for 12 months of health, life, accidental death and dismemberment, and disability coverage.
(9)	This amount is equal to three times the average of the base compensation and annual bonuses received by Mr. Duncan with respect to the three most recently completed calendar years (i.e., the years 2004 – 2006).
(10)	This amount represents the sum of (i) the present value of Mr. Duncan’s accrued SERP benefit as of December 31, 2007 including three additional years of service and assuming that his annual compensation had increased at a rate of 4% per year, such amount being $99,500, plus (ii) the present value of the benefit enhancement Mr. Duncan would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $40,415.
(11)	This amount represents our portion of the premium payments for 36 months of health, life, accidental death and dismemberment, and disability coverage.
(12)	Our parachute gross-up analysis includes an assumption that Mr. Duncan’s non-compete commitments have a fair market value equal to $900,000, an amount determined by an independent appraisal in 2004. While we have not commissioned an updated appraisal since that time, we believe that in light of our growth and the growth of Mr. Duncan’s responsibilities and experience, an updated appraisal would yield an equal or greater value for those non-compete commitments.
(13)	The Compensation Committee chose to cancel the Key Executive Incentive Plan for 2007, which consisted of both short-term cash incentives and long-term equity incentives. Therefore, Mr. Duncan was not entitled to receive cash incentive awards or long-term equity awards as of December 31, 2007.

Eddie L. Dunklebarger

Termination Without Cause or Resignation Due to an Adverse Change. Mr. Dunklebarger’s employment may be terminated by us at any time without Cause or he may resign due to an Adverse Change, each defined substantially as described above with respect to Messrs. Reuter, Hostetter and Duncan. Under either circumstance, Mr. Dunklebarger will be entitled to receive the following payments and/or benefits:

•	a $169,000 holdback payment related to Mr. Dunklebarger’s agreement to be bound by the restrictive covenants in his employment agreement;

•

bi-weekly compensation continuation payments for a period equal to the remainder of the term of employment in effect at the time of termination, equal to 1/26 of the “Base Salary,” defined as $500,000;

•

if applicable, the benefit accrued under all tax-qualified defined benefit plans, taking into account the $169,000 holdback payment as compensation for purposes of the applicable plan and increasing his years of benefit service under the applicable plan by one year;

•

continued coverage under our applicable health plan for Mr. Dunklebarger, his spouse and eligible dependents for a period of 18 months following termination of employment, subject to the requirement that Mr. Dunklebarger remit the employee portion of the premium cost associated with the coverage;

•

a lump-sum payment in an amount equal to 100% of the premium costs of COBRA continuation coverage for Mr. Dunklebarger, his spouse and eligible dependents, for a period commencing on the first day after the 18-month period and continuing until his attainment of age 65 (or the date Mr. Dunklebarger would have attained age 65 if he dies prior), at the COBRA rate in effect as of the expiration of the 18-month period and assuming a 10% increase in the amount of such COBRA coverage for the period (for purposes of this payment, dependents will only be taken into account until the earlier of the date they cease to be a dependent or Mr. Dunklebarger’s attainment of age 65);

•	a lump sum payment in an amount equal to 150% of our actual premium cost of providing group term life insurance coverage to Mr. Dunklebarger for the three-year period following the termination; and

•	payment for all accrued but unused vacation days.

Mr. Dunklebarger is bound by certain non-competition and non-solicitation covenants which extend for a period of three years following termination of employment.

Death, Disability, Retirement or Cause. In the event Mr. Dunklebarger terminates employment due to death, disability, retirement, or Cause, he shall receive payment for his accrued and unpaid Base Salary through the date of the termination and, except in the case of his death, the continued health plan and COBRA coverage described above. In addition, except in the event of termination for Cause, we shall pay Mr. Dunklebarger the $169,000 holdback payment.

Termination Following a Change in Control. In the event Mr. Dunklebarger’s employment is terminated without Cause or due to an Adverse Change following a Change in Control, in addition to the benefits described above, Mr. Dunklebarger will be entitled to the following:

•

payment of an amount equal to three times his Average Annual Compensation (defined substantially as described above with respect to Messrs. Reuter, Hostetter and Duncan), payable in regular payroll installments over the three-year period following his termination; and

•

an additional benefit under the SERP defined substantially as described above with respect to Messrs. Reuter, Hostetter and Duncan. (As of December 31, 2007, Mr. Dunklebarger does not participate in the SERP.)

In order to receive any severance or termination payments or benefits described above, Mr. Dunklebarger is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Mr. Dunklebarger, as applicable, shall receive a Parachute Gross-Up Payment which shall be defined substantially as described above with respect to Messrs. Reuter, Hostetter and Duncan. In addition, upon a Change in Control, any incentive awards applicable to incentive program cycles in effect at the time of the Change in Control will become fully vested and payable at target levels, without regard to whether Mr. Dunklebarger remains employed by us and without regard to performance during the remainder of those incentive program cycles.

The “Change in Control” provisions of Mr. Dunklebarger’s employment agreements will be triggered upon the same events as described above with respect to Messrs. Reuter, Hostetter and Duncan.

Salary Continuation Agreement

The Salary Continuation Agreement provides a supplemental retirement benefit to Mr. Dunklebarger as described in the section “Arrangements with Eddie Dunklebarger.”

In the event Mr. Dunklebarger remains employed after a Change in Control, he will be entitled to receive the full annual retirement benefit of $180,000 paid in consecutive equal monthly installments on the first day of each month beginning with the month following the month Mr. Dunklebarger reaches age 62 and continuing for a total period of 20 years. As a result of the merger with Community, a Change in Control occurred under the Salary Continuation Agreement and Mr. Dunklebarger is entitled to the full annual retirement benefit of $180,000.

In the event Mr. Dunklebarger dies while employed with us, he will be entitled to have the full annual retirement benefit paid to his beneficiary in consecutive equal monthly installments for a total period of 20 years. In the event Mr. Dunklebarger dies after we have begun to make payments under the Salary Continuation Agreement, his beneficiary will receive the remaining benefits at the same time and in the same manner as they would have been paid had Mr. Dunklebarger survived.

If Mr. Dunklebarger dies after termination of employment but prior to the commencement of benefit payments, the beneficiary will receive benefit payments in the same amount and in the same manner as they would have been paid had Mr. Dunklebarger survived.

Survivor Income Agreement

The Survivor Income Agreement provides a death benefit to Mr. Dunklebarger’s beneficiary as described in the section “Arrangements with Eddie Dunklebarger.”

In the event of a Change in Control, the Survivor Income Agreement and the related life insurance policy must be fully maintained. As a result of the merger with Community, a Change in Control occurred, and therefore Susquehanna has agreed to maintain these agreements. If Mr. Dunklebarger voluntarily terminates his employment after reaching age 65 and completion of 10 years of service, or terminates his employment due to a Change in Control, the Survivor Income Agreement will automatically convert to a split-dollar insurance agreement, unless Mr. Dunklebarger elects otherwise, in which case Mr. Dunklebarger and his beneficiary will retain the rights to the proceeds of the policy as described in the section “Arrangements with Eddie Dunklebarger.”

Assuming one of the following events occurred on December 31, 2007, Mr. Dunklebarger’s payments and benefits have an estimated value of:

	Severance/ Salary Continu- ation		Salary Continuation Agree- ment(1)	Survivor Income Agree- ment(2)	Payment Under Executive Life Insurance Program		Supplemental Executive Retirement Plan Benefit(3)	Welfare Benefit Contin- uation		Value of Options Subject to Acceler- ation(4)	Value of Restricted Stock Subject to Acceler- ation(5)	Parachute Gross-up Payment(6)
For Cause	—		—	—	—		—	—		—	—	—
Resignation (without Adverse Change)	$169,000	(7)	$1,122,497	—	—		—	—		—	—	—
Death	169,000	(7)	1,122,497	$433,477	—		—	—		—	—	—
Disability	169,000	(7)	1,122,497	—	—		—	—		—	—	—
Retirement	169,000	(7)	1,122,497	—	—		—	—		—	—	—
Without Cause or due to Adverse Change	611,308	(8)	1,122,497	—	$2,520	(9)	—	$223,943	(10)	—	—	—
Without Cause or due to Adverse Change after a Change in Control	1,669,000	(11)	1,122,497	—	2,520	(9)	—	223,943	(10)	—	—	$952,155
Change in Control (with or without termination)	169,000	(7)	1,122,497	—	—		—	—		—	—	—

(1)	Mr. Dunklebarger is entitled to this full annual retirement benefit of $180,000 paid in consecutive equal monthly installments on the first day of each month beginning with the month following the month Mr. Dunklebarger reaches age 62 and continuing for a total period of 20 years. This amount represents the present value of Mr. Dunklebarger’s full annual retirement benefits using a discount rate of 6%.
(2)	This amount is the value of the benefits as of December 31, 2007 under the Survivor Income Agreement that we assumed in connection with the merger with Community.
(3)	Mr. Dunklebarger does not participate in the SERP as of December 31, 2007.
(4)	Mr. Dunklebarger has stock options to purchase an aggregate of 11,604 shares of common stock. Mr. Dunklebarger will receive no value on acceleration of these options because on December 31, 2007 all stock options are fully vested.
(5)	Mr. Dunklebarger owns no restricted shares of common stock as of December 31, 2007.
(6)	Our parachute gross-up analysis does not include an assumption of value for Mr. Dunklebarger’s non-compete commitments because as of December 31, 2007 no independent appraisal has been conducted.
(7)	This amount is the $169,000 holdback payment related to Mr. Dunklebarger’s agreement to be bound by the restrictive covenants in his employment agreement.
(8)	This amount is equal to the bi-weekly compensation continuation payments equal to 1/26 of Mr. Dunklebarger’s base salary for a period from January 1, 2008 through November 16, 2008, such amount being $442,308, plus the holdback payment in the amount of $169,000.
(9)	This amount represents an amount equal to 150% of our actual premium cost of providing group term life insurance coverage to Mr. Dunklebarger for a three-year period.
(10)	This amount represents our portion of the premium payments for 18 months of health coverage for Mr. Dunklebarger, his spouse and his dependents, such amount being $19,178, plus a lump-sum payment in an amount equal to 100% of the premium costs for COBRA continuation coverage for a period commencing on the first day after the 18-month period and continuing until Mr. Dunklebarger reaches age 65, such amount being $204,765.
(11)	This amount is equal to three times Mr. Dunklebarger’s current salary, such amount being $1,500,000, plus the holdback payment in the amount of $169,000.

Bernard A. Francis, Jr.

Termination Without Cause. Mr. Francis’s employment with us may be terminated by us at any time without Cause, which is defined substantially as described above with respect to the other executive officers. In such event, Mr. Francis shall be entitled to the following payments and/or benefits:

•

a lump-sum payment in an amount equal to Mr. Francis’s rate of “total compensation” (i.e., his base salary and annual bonus opportunity) in effect prior to any reduction which led to the termination, times the number of months otherwise remaining in the term of his employment agreement (Mr. Francis’s employment agreement contains an evergreen renewal provision that generally results in the remaining term of his employment agreement at any given time being at least 26 but not more than 38 months);

•	the pension benefits he would have accrued had he remained employed by us for the remainder of the term of his employment agreement; and

•

continued coverage and participation in our group term life insurance, disability insurance, accidental death and dismemberment insurance, and health insurance for the remainder of the term of his employment agreement.

Resignation (with Non-Compete Payments). In the event that Mr. Francis resigns his employment with us and we elect to make non-compete payments to Mr. Francis, then we shall make monthly payments to Mr. Francis for a period not to exceed 12 months following the date of his termination, with each monthly payment equal to 1/12 of Mr. Francis’s base salary and bonus for the 12-month period immediately prior to the date of his termination; provided, however, that the non-compete payments shall be reduced by any payments of salary, bonus or similar payments received by Mr. Francis from any new employment that relates to the time periods for which the non-compete payments are made. We may elect to stop making non-compete payments to Mr. Francis at any time during the 12-month period.

Disability. If Mr. Francis becomes and continues to be permanently disabled, then Mr. Francis shall be entitled to:

•	payment of base salary for a period of not less than six months following the commencement of such permanent disability;

•

continued coverage and participation in our group term life insurance, disability insurance, accidental death and dismemberment insurance, and health insurance for a period of not less than six months following the commencement of such permanent disability; and

•	accelerated vesting of unvested stock options and restricted stock.

Death or Retirement. In the event of Mr. Francis’s termination of employment due to death or retirement, any unvested stock options or restricted stock shall immediately vest. In addition, in the event of Mr. Francis’s termination of employment due to retirement, he may exercise his stock options any time during the full term of the option, regardless of employment status.

Non-Renewal. We may elect not to renew the term of Mr. Francis’s employment. In the event that we elect not to renew the term of Mr. Francis’s employment and, as a result, Mr. Francis elects to resign, then Mr. Francis may be required to continue to perform his duties under his employment agreement for a period of up to three months. Additionally, we may elect, at our discretion, to require Mr. Francis to remain reasonably available to us for advice and consultation, for up to an additional nine months. In the event that we request Mr. Francis to remain available for advice and consultation, he will be entitled to all salary, bonus and benefits he would otherwise be entitled to receive for a commensurate period (reduced by any amounts he earns from other employment during that period). In the absence of our election of the advice and consultation period, Mr. Francis will not be entitled to any further salary, bonus or benefits by virtue of his resignation.

Change in Control. Mr. Francis may elect to resign his employment with the company if, within the 12-month period following a Change in Control, there occurs an “Adverse Change” (defined substantially as described above with respect to the other executive officers) in his circumstances.

In the event Mr. Francis terminates his employment under such circumstances, then Mr. Francis will be entitled to receive the same payments as described above in connection with a Termination without Cause. In addition, we may elect to bind Mr. Francis to a non-compete restriction by making payments to him, on the same basis as described under the heading “Resignation (with Non-Compete Payments)” for a period not to exceed the then remaining term of his employment agreement.

A Change in Control shall be deemed to have occurred upon the happening of any one or more of the following occurrences if, prior thereto, such occurrence has not received the approval of a majority of the disinterested members of the Board of Directors of Valley Forge and/or the Board:

•	a liquidation, dissolution or sale of substantially all the assets of Valley Forge and/or our assets;

•

any person becoming a beneficial owner of securities of Valley Forge and/or our securities representing more than 20% of the common stock of Valley Forge and/or our common stock or the combined voting power of Valley Forge’s and/or our then outstanding securities;

•

at least a majority of the Board of Valley Forge and/or the Board at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination; or

•	Valley Forge and/or we merge or consolidate with another corporation, and is/are not the surviving corporation.

Non-Solicitation. Additionally, Mr. Francis is bound by a non-solicitation covenant for a period of 2 years following any termination of his employment.

Parachute Gross-Up Payment. Pursuant to the February 26, 2007 amendment to Mr. Francis’s employment agreement, Mr. Francis will be entitled to a Parachute Gross-Up Payment on the same terms as described above for the other executive officers.

Assuming one of the following events occurred on December 31, 2007, Mr. Francis’s payments and benefits have an estimated value of:

	Severance/ Salary Continuation		Supple- mental Executive Retirement Plan Benefit		Payment under Executive Life Insurance Program		Payments under Executive LTD Program		Welfare Benefit Continuation		Value of Options Subject to Acceler- ation(1)	Value of Restricted Stock Subject to Acceleration(2)	Parachute Gross-up Payment
For Cause	—		$133,982	(3)	—		—		—		—	—	—
Resignation	—	(4)	133,982	(3)	—		—		—		—	—	—
Death	—		133,982	(3)	$750,000	(5)	—		—		—	$6,288	—
Disability	$137,500		133,982	(3)	—		$382,533	(6)	$14,118	(7)	—	6,288	—
Retirement	—		133,982	(3)	—		—		—		—	6,288	—
Non-Renewal	—	(8)	133,982	(3)	—		—		—	(9)	—	—	—
Without Cause	1,741,763	(10)	238,677	(11)	—		—		84,708	(12)	—	—	—
Without Cause after a Change in Control	1,741,763	(10)	238,677	(11)	—		—		84,708	(12)	—	—	—	(13)
Due to Adverse Change after a Change in Control	1,741,763	(14)(10)	238,677	(11)	—		—		84,708	(12)	—	—	—	(13)
Change in Control (with or without termination)	—		—		—		—		—		—	6,288	—

(1)	This amount represents the value of unvested stock options to purchase an aggregate of 9,520 shares of common stock, based on the difference between the exercise price of the options and $18.44, the closing price of our common stock on December 31, 2007. The actual value realized will vary depending on the date the options are exercised.
(2)	This amount represents the value of unvested grants to receive an aggregate of 341 shares of common stock, based on $18.44, the closing price of our common stock on December 31, 2007.
(3)	This amount represents the present value of Mr. Francis’s accrued SERP benefit as of December 31, 2007.
(4)	Mr. Francis has no entitlement to severance or salary continuation under this circumstance, but, as described above, we may elect to purchase a non-compete commitment from him for a period not to exceed 12 months at a cost equal to his monthly total compensation of $48,382 (reduced by any amounts he earns from other employment during that month).
(5)	This amount represents the term life insurance proceeds payable upon the death of Mr. Francis under the life insurance policy provided by Valley Forge.
(6)	This amount represents the actuarial present value of the benefits that would become payable to Mr. Francis under the supplemental long-term disability policy provided by Valley Forge in the event of his termination due to disability on December 31, 2007. The actuarial present value calculations for December 31, 2007 have decreased in comparison to December 31, 2006 because future cost-of-living adjustments are not being assumed in the calculations.
(7)	This amount represents our portion of the premium payments for 6 months of health, life, accidental death and dismemberment, and disability coverage.
(8)	Mr. Francis has no entitlement to severance or salary continuation under this circumstance, but, as described above, we may elect to require Mr. Francis to remain reasonably available to us to provide advice and consultation for a period not to exceed 9 months at a monthly cost equal to his total compensation of $48,832 (reduced by any amounts he earns from other employment during that month).
(9)	Mr. Francis has no entitlement to welfare benefit continuation under this circumstance; however, as described above, in the event we elect to require Mr. Francis to remain reasonably available to us to provide advice and consultation, Mr. Francis is entitled to continue to receive health, life, accidental death and dismemberment, and disability coverage for the advice and consultation period, at an estimated monthly cost to us of $2,353.
(10)	This amount is equal to 3 times Mr. Francis’s rate of base salary and annual bonus opportunity in effect prior to termination.
(11)	This amount represents the sum of (i) the present value of Mr. Francis’s accrued SERP benefit as of December 31, 2007 including three additional years of service, such amount being $199,617, plus (ii) the present value of the benefit enhancement Mr. Francis would have accrued under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $39,060.
(12)	This amount represents our portion of the premium payments for 36 months of health, life, accidental death and dismemberment, and disability coverage.
(13)	This amount assumes that the fair market value of any non-compete commitment by Mr. Francis is at least equal to the sum of the payments made in exchange for that commitment under his employment agreement. This amount also gives effect to the February 26, 2007 amendment to Mr. Francis’s employment agreement, which provides that in the event the imposition of the excise tax under Section 4999 of the Code could be avoided by the reduction of payments due to Mr. Francis by an amount of 10% or less, then the total of all such payments will be reduced to an amount $1.00 below the amount that would otherwise cause an excise tax to apply and no Parachute Gross-up Payment will be made.
(14)	This amount represents $1,741,763 as a severance payment. In addition (and as described above), we may elect, in our discretion, to purchase a non-compete commitment from him at a monthly cost equal to his monthly total compensation of $48,832 (reduced by any amounts he earns from other employment during that month) for a period not to exceed 36 months.

For All Named Executive Officers

Effect of Change in Control on Unvested Equity Awards. For each named executive officer, the occurrence of a Change In Control (as defined in the applicable equity plans) will cause the vesting of all otherwise unvested options and restricted stock to accelerate fully.

Death or Disability. In addition to the individual entitlements described above, upon death, Messrs. Reuter, Hostetter and Duncan would be entitled to benefits under our Executive Life Insurance Program. Mr. Francis would be entitled to benefits under a separate life insurance program provided to him by Valley Forge. Additionally, upon disability, each of Messrs. Reuter, Hostetter and Duncan would be entitled to benefits under our Supplemental LTD Program. Mr. Francis would be entitled to benefits under a separate disability program provided to him by Valley Forge. Mr. Dunklebarger would be entitled to benefits under his Survivor Income Agreement. Each of these programs is discussed more fully above in the “Compensation Discussion and Analysis” section.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent shareholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of forms that we have received, and written representations from certain reporting persons that they were not required to file Form 5s relating to our stock, we believe that in 2007, all filing requirements pursuant to Section 16(a) of the Securities Exchange Act of 1934 relating to our officers, directors and principal shareholders were satisfied, except for a Form 4 filed late by Mr. Rose in connection with the purchase of Shares; a Form 5 filed late by Mr. Gibbel as a result of Shares acquired as consideration for the exchange of Community Shares into Susquehanna Shares on the effective date of the Community acquisition; a Form 5 filed late by Mr. Pierne relating to Shares acquired indirectly by him as a beneficiary of a trust; and a Form 5 filed late by Mr. DeSoto to disclose Shares of Susquehanna common stock owned by him that should have been reported on his initial Form 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Policies Regarding Related Person Transactions

We have adopted a written statement of policy (the “Policy”) with respect to Related Person Transactions, which is administered by our Audit Committee. Under the Policy, a “Related Person Transaction” is any transaction between Susquehanna or any of our subsidiaries and a Related Person not including any transactions available to all employees generally, transactions related solely to executive compensation (which require approval by the Compensation Committee), transactions involving less than $5,000 when aggregated with all similar transactions, or transactions that have received pre-approval by the Audit Committee as described below. A “Related Person” is any of our executive officers, directors or director nominees, any shareholder owning in excess of five percent (5%) of our stock or any controlled affiliate of such shareholder, any immediate family member of any of our executive officers or directors, and any entity in which any of the foregoing has a substantial ownership interest or control.

Pursuant to the Policy, a Related Person Transaction may only be consummated or may only continue if:

•

the Audit Committee approves or ratifies such transaction in accordance with the Policy, and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or

•	the transaction is approved by the disinterested members of the Board; and

•	the transaction, if it involves compensation, is also approved by our Compensation Committee.

Transactions with Related Persons, though not classified as Related Person Transactions by the Policy and thus not subject to its review and approval requirements, may still need to be disclosed if required by the applicable securities laws, rules and regulations.

Certain Types of Transactions Pre-Approved by the Audit Committee

We are a diversified financial institution that offers a variety of financial products to the public through our subsidiaries. Our Audit Committee has determined that offering such financial products to our Related Persons would be beneficial and has pre-approved the entrance by our subsidiaries into certain depository, loan, trust, lease, broker/dealer and investment advisory, insurance and risk management relationships with Related Person; provided that (i) the terms and conditions of any transaction must be substantially similar to those made available to the general public or any of our other employees; and (ii) the transaction is one that the subsidiary would typically enter into as part of its ordinary business.

In addition to the pre-approval of transactions involving financial products we provide as part of our business, our Audit Committee also pre-approved (i) any compensation, work-related reimbursement or benefits paid or provided to any of our employees or any of their affiliates who is a Related Person that is within our normal pay scale and which complies with our policies and procedures applicable to such compensation and benefits; (ii) any economic relationship between any of our directors (including his or her affiliated interests) and us or one of our subsidiaries that meets the de minimus exception set forth in Section IV.B.2 of our Code of Ethics; (iii) any legal representation provided by a law firm of which a member of our or an affiliate’s Board of Directors is a member or partner, provided (a) the legal representation is provided in connection with matters arising in the ordinary course of our subsidiary’s business; (b) the fees charged to us or our subsidiary do not exceed any fees that such law firm would charge to other similarly situated clients with which no member or partner of such law firm is affiliated; and (c) that without the prior approval of the Audit Committee, the total amount paid to such law firm by us or our subsidiaries does not exceed $120,000 per annum (which amount may be changed by resolution of the Audit Committee from time to time); and (iv) any contributions made to any charitable organizations, provided such contributions (a) are made in accordance with our policies and procedures regarding the same; and (b) do not exceed $100,000 per annum (which amount may be changed by resolution of the Audit Committee from time to time).

Though the foregoing types of transactions have been pre-approved by our Audit Committee and therefore may be entered into without review as set forth in the Policy, all transactions entered into with Related Persons are subject to disclosure if required by the applicable securities laws, rules and regulations.

Related Person Transactions for 2007

Certain of our directors and executive officers, including certain members of their immediate families and companies in which they are principal owners (more than 10%), entered into depository, trust, lease, broker/dealer and investment advisory, insurance and risk management services (“financial services arrangements”) with our subsidiaries. In accordance with our pre-approval policy described above, the terms and conditions of these transactions were substantially similar to those made available to the general public or any of our other employees, and were the types of transactions that our subsidiaries typically enter into as part of their ordinary business. At December 31, 2007, all of our directors and executive officers, either directly or indirectly, had one or more financial services arrangements with our subsidiaries.

Certain of our directors and executive officers, including certain members of their immediate families and companies in which they are principal owners (more than 10%), were also indebted to our banking subsidiaries. In accordance with our pre-approval policy, all of these transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2007, Messrs. Alter, Freeman, Gibbel, Hall, Hoffman, Miller, Morello, Reuter, Rose, Ulsh, Wiest and Newkam and Ms. Piersol either directly or indirectly each had outstanding loans (in excess of $120,000) with our subsidiaries.

Law firms in which director Ulsh and former director Hall are principals received fees for legal services from our affiliates of $689,000 and $146,000, respectively.

Additionally, an insurance company in which Ms. Sears is a principal paid insurance commissions of $137,000 to one of our affiliates.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the Annual Meeting, a vote will be taken on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending December 31, 2008. PricewaterhouseCoopers LLP has audited our financial statements since 1982.

The Audit Committee of the Board expects to appoint PricewaterhouseCoopers LLP as the independent auditors of Susquehanna and our subsidiaries for the year ending December 31, 2008. Although shareholder approval is not required, the Board desires to obtain shareholder ratification of this appointment. If the appointment is not ratified at the Annual Meeting, the Board will review its future selection of auditors. If the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Susquehanna and its shareholders. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

The affirmative vote of a majority of the outstanding Shares entitled to vote on this proposal and represented in person or by proxy at the Annual Meeting is necessary for ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

INDEPENDENT ACCOUNTANTS

We engaged PricewaterhouseCoopers LLP, independent accountants, to audit our financial statements for the year ended December 31, 2007. We expect to engage PricewaterhouseCoopers LLP as our independent public accountants for the year 2008, subject to review and approval by the Audit Committee. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions from our shareholders.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Shareholder proposals for the 2009 Annual Meeting of Shareholders must be received by our Corporate Secretary no later than November 17, 2008 to be considered for inclusion in the proxy statement and form of proxy relating to the 2009 Annual Meeting.

ANNUAL REPORT ON FORM 10-K

Upon written request to our Corporate Secretary at the address set forth at the top of page 1, we will furnish without charge to any shareholder whose proxy is solicited hereby a copy of our Annual Report on Form 10-K to the Securities and Exchange Commission, including the financial statements and schedules thereto. You may access electronic copies of our Annual Repot on the Internet by visiting our website at www.susquehanna.net, or by visiting the Securities and Exchange Commission’s home page on the Internet at www.sec.gov.

By Order of the Board of Directors,

Lisa M. Cavage
Secretary

ANNUAL MEETING OF SHAREHOLDERS OF

SUSQUEHANNA BANCSHARES, INC.

April 30, 2008 – 10:00 A.M. ET

ADMISSION TICKET – Bring this ticket with you for admission to the meeting.

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES	COMPANY NUMBER
(1-800-776-9437) in the United States or 1-718-921-
8500 from foreign countries and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow
the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

21230000000000001000    7                                                                                              043008

The Board of Directors recommends a vote “FOR” the following director nominees:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE

OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors			2. Ratification of the selection of PricewaterhouseCoopers LLP as Susquehanna Bancshares Inc.’s independent registered public accountants for the fiscal year ending December 31, 2008.	☐	☐	☐
NOMINEES:
☐FOR ALL NOMINEES	O Anthony J. Agnone, Sr.	Class of 2009
	O Scott J. Newkam	Class of 2009
☐WITHHOLD AUTHORITY FOR ALL NOMINEES	O Christine Sears O James A. Ulsh O Dale M. Weaver O Peter DeSoto O Eddie L. Dunklebarger O Russell J. Kunkel O Guy W. Miller, Jr. O Michael A. Morello O E. Susan Piersol O William J. Reuter	Class of 2009 Class of 2010 Class of 2010 Class of 2011 Class of 2011 Class of 2011 Class of 2011 Class of 2011 Class of 2011 Class of 2011	3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
☐FOR ALL EXCEPT (See instructions below)

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS AND FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS SUSQUEHANNA BANCSHARES INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here: ●			YOU MAY NOW VIEW THE 2008 ANNUAL MEETING MATERIALS ON THE INTERNET BY POINTING YOUR BROWSER TO HTTP://WWW.SNL.COM/IRWEBLINKX/DOCS.ASPX?IID=100457

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET Bring this ticket with you for admission to the meeting. SUSQUEHANNA BANCSHARES, INC.

Annual Meeting of Shareholders April 30, 2008 - 10:00 A.M. ET

The Hershey Lodge and Convention Center – Great American Hall

West Chocolate Avenue and University Drive, Hershey PA 17033

Directions:

Pennsylvania

From Philadelphia

Schuykill Expressway (I-76) West to the Pennsylvania Turnpike (I-76). Pennsylvania Turnpike (I-76) West to exit 266. Turn left onto 72 North. Follow 72 North to 322 West. Take 322 West into Hershey (approximately 12 miles). Turn right onto University Drive (traffic light). Take the first left into the entrance to HERSHEY Lodge.

From Scranton/Wilkes Barre

Take I-81 South to exit 77. Turn left on Route 39 East and follow to the traffic light at Hersheypark Drive. Turn right onto Route 39 East/Hersheypark Drive and follow around Hershey. Route 39/Hersheypark Drive becomes Route 322 East towards Ephrata. At the traffic light at University Drive, turn left onto University Drive. Take the first left into the entrance to the HERSHEY Lodge.

From Harrisburg International Airport

Follow signs for Route 283 West towards Harrisburg. Take exit for I-283 North to Harrisburg. Follow I-283 North to exit 3. Follow Route 322 East to Hershey. As you enter Hershey continue straight onto Route 422 East. At the traffic light at University Drive, turn right onto University Drive. Take the first right into the entrance to the HERSHEY Lodge.

New Jersey

From Northern New Jersey

Follow I-78 West to I-81 South. Take exit 77 and follow Route 39 East to Hersheypark Drive. At the traffic light turn right onto Hersheypark Drive. Follow Hersheypark Drive to Route 422 and exit onto 422 East. At the traffic light turn right onto University Drive. Take the first right into the entrance to HERSHEY Lodge.

Maryland

From Baltimore

Take I-83 North towards York and Harrisburg. Approaching Harrisburg, follow signs to continue on I-83 North. I-83 North to 322 East to Hershey. 322 East to 422 East. At the traffic light turn right onto University Drive. Take the first right into the entrance to HERSHEY Lodge.

From Hagerstown

I-81 North to Exit 77. Turn right on Route 39 East and follow to the traffic light at Hersheypark Drive. Turn right onto Route 39 East/Hersheypark Drive and follow around Hershey. Route 39 East/Hersheypark Drive becomes Route 322 East towards Ephrata. At the traffic light at University Drive, turn left onto University Drive. Take the first left into the entrance to the HERSHEY Lodge.

ò PLEASE DETACH ADMISSION TICKET ALONG PERFORATED LINE ò

SUSQUEHANNA BANCSHARES, INC.

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Susquehanna Bancshares, Inc.

For the Annual Meeting of April 30, 2008

I(We) hereby constitute and appoint Samuel G. Reel, Jr. and Thomas R. Diehl, and each of them, proxies with full power of substitution, to vote all of the shares of common stock of Susquehanna Bancshares, Inc. (“Susquehanna”) which I (we) may be entitled to vote at the Annual Meeting of Shareholders of Susquehanna to be held at The Hershey Lodge and Convention Center, Great American Hall, West Chocolate Avenue and University Drive, Hershey, Pennsylvania Wednesday, April 30, 2008 at 10:00 a.m., prevailing time, and at any adjournment thereof, as set forth in this Proxy.

For Participants in the Susquehanna Employee Stock Purchase Plan: I instruct the Custodian to sign a proxy for me in substantially the form set forth above and on the reverse side. The Custodian shall mark the proxy as I specify. If a choice is note specified, my shares will be voted FOR the nominees for directors and FOR the ratification of PricewaterhouseCoopers LLP as Susquehanna Bancshares Inc.’s registered independent public accountants for the fiscal year ending December 31, 2008.

COMMENTS:	(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

SUSQUEHANNA BANCSHARES, INC.

April 30, 2008 - 10:00 A.M. ET

ADMISSION TICKET - Bring this ticket with you for admission to the meeting.

E.S.P.P.	PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500	COMPANY NUMBER
from foreign countries and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow
the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

21230000000000001000    7                                                                                              043008

The Board of Directors recommends a vote “FOR” the following director nominees:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE

OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors			2. Ratification of the selection of PricewaterhouseCoopers LLP as Susquehanna Bancshares Inc.’s independent registered public accountants for the fiscal year ending December 31, 2008.	☐	☐	☐
NOMINEES:
☐FOR ALL NOMINEES	O Anthony J. Agnone, Sr.	Class of 2009
	O Scott J. Newkam	Class of 2009
☐WITHHOLD AUTHORITY FOR ALL NOMINEES	O Christine Sears O James A. Ulsh O Dale M. Weaver O Peter DeSoto O Eddie L. Dunklebarger O Russell J. Kunkel O Guy W. Miller, Jr. O Michael A. Morello O E. Susan Piersol O William J. Reuter	Class of 2009 Class of 2010 Class of 2010 Class of 2011 Class of 2011 Class of 2011 Class of 2011 Class of 2011 Class of 2011 Class of 2011	3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
☐FOR ALL EXCEPT (See instructions below)

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS AND FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS SUSQUEHANNA BANCSHARES INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here: ●			YOU MAY NOW VIEW THE 2008 ANNUAL MEETING MATERIALS ON THE INTERNET BY POINTING YOUR BROWSER TO HTTP://WWW.SNL.COM/IRWEBLINKX/DOCS.ASPX?IID=100457

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET Bring this ticket with you for admission to the meeting. SUSQUEHANNA BANCSHARES, INC.

Annual Meeting of Shareholders April 30, 2008—10:00 A.M. ET

The Hershey Lodge and Convention Center – Great American Hall

West Chocolate Avenue and University Drive, Hershey PA 17033

Directions:

Pennsylvania

From Philadelphia

Schuykill Expressway (I-76) West to the Pennsylvania Turnpike (I-76). Pennsylvania Turnpike (I-76) West to exit 266. Turn left onto 72 North. Follow 72 North to 322 West. Take 322 West into Hershey (approximately 12 miles). Turn right onto University Drive (traffic light). Take the first left into the entrance to HERSHEY Lodge.

From Scranton/Wilkes Barre

Take I-81 South to exit 77. Turn left on Route 39 East and follow to the traffic light at Hersheypark Drive. Turn right onto Route 39 East/Hersheypark Drive and follow around Hershey. Route 39/Hersheypark Drive becomes Route 322 East towards Ephrata. At the traffic light at University Drive, turn left onto University Drive. Take the first left into the entrance to the HERSHEY Lodge.

From Harrisburg International Airport

Follow signs for Route 283 West towards Harrisburg. Take exit for I-283 North to Harrisburg. Follow I-283 North to exit 3. Follow Route 322 East to Hershey. As you enter Hershey continue straight onto Route 422 East. At the traffic light at University Drive, turn right onto University Drive. Take the first right into the entrance to the HERSHEY Lodge.

New Jersey

From Northern New Jersey

Follow I-78 West to I-81 South. Take exit 77 and follow Route 39 East to Hersheypark Drive. At the traffic light turn right onto Hersheypark Drive. Follow Hersheypark Drive to Route 422 and exit onto 422 East. At the traffic light turn right onto University Drive. Take the first right into the entrance to HERSHEY Lodge.

Maryland

From Baltimore

Take I-83 North towards York and Harrisburg. Approaching Harrisburg, follow signs to continue on I-83 North. I-83 North to 322 East to Hershey. 322 East to 422 East. At the traffic light turn right onto University Drive. Take the first right into the entrance to HERSHEY Lodge.

From Hagerstown

I-81 North to Exit 77. Turn right on Route 39 East and follow to the traffic light at Hersheypark Drive. Turn right onto Route 39 East/Hersheypark Drive and follow around Hershey. Route 39 East/Hersheypark Drive becomes Route 322 East towards Ephrata. At the traffic light at University Drive, turn left onto University Drive. Take the first left into the entrance to the HERSHEY Lodge.

ò PLEASE DETACH ADMISSION TICKET ALONG PERFORATED LINE ò

SUSQUEHANNA BANCSHARES, INC.

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Susquehanna Bancshares, Inc.

For the Annual Meeting of April 30, 2008

I(We) hereby constitute and appoint Samuel G. Reel, Jr. and Thomas R. Diehl, and each of them, proxies with full power of substitution, to vote all of the shares of common stock of Susquehanna Bancshares, Inc. (“Susquehanna”) which I (we) may be entitled to vote at the Annual Meeting of Shareholders of Susquehanna to be held at The Hershey Lodge and Convention Center, Great American Hall, West Chocolate Avenue and University Drive, Hershey, Pennsylvania Wednesday, April 30, 2008 at 10:00 a.m., prevailing time, and at any adjournment thereof, as set forth in this Proxy.

For Participants in the Susquehanna Employee Stock Purchase Plan: I instruct the Custodian to sign a proxy for me in substantially the form set forth above and on the reverse side. The Custodian shall mark the proxy as I specify. If a choice is note specified, my shares will be voted FOR the nominees for directors and FOR the ratification of PricewaterhouseCoopers LLP as Susquehanna Bancshares Inc.’s registered independent public accountants for the fiscal year ending December 31, 2008.

COMMENTS: (Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

SUSQUEHANNA BANCSHARES, INC.

April 30, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

21230000000000001000     7                                                                              043008

The Board of Directors recommends a vote “FOR” the following director nominees:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK

YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors			2. Ratification of the selection of PricewaterhouseCoopers LLP as Susquehanna Bancshares Inc.’s independent registered public accountants for the fiscal year ending December 31, 2008.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES	O Anthony J. Agnone, Sr.	Class of 2009
	O Scott J. Newkam	Class of 2009
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Christine Sears O James A. Ulsh O Dale M. Weaver O Peter DeSoto O Eddie L. Dunklebarger O Russell J. Kunkel O Guy W. Miller, Jr. O Michael A. Morello O E. Susan Piersol O William J. Reuter	Class of 2009 Class of 2010 Class of 2010 Class of 2011 Class of 2011 Class of 2011 Class of 2011 Class of 2011 Class of 2011 Class of 2011	3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
☐FOR ALL EXCEPT (See instructions below)

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS AND FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS SUSQUEHANNA BANCSHARES INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here: ●			YOU MAY NOW VIEW THE 2008 ANNUAL MEETING MATERIALS ON THE INTERNET BY POINTING YOUR BROWSER TO HTTP://WWW.SNL.COM/IRWEBLINKX/DOCS.ASPX?IID=100457

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET Bring this ticket with you for admission to the meeting. SUSQUEHANNA BANCSHARES, INC.

Annual Meeting of Shareholders April 30, 2008-10:00 A.M. ET

The Hershey Lodge and Convention Center – Great American Hall

West Chocolate Avenue and University Drive, Hershey PA 17033

Directions:

Pennsylvania

From Philadelphia

Schuykill Expressway (I-76) West to the Pennsylvania Turnpike (I-76). Pennsylvania Turnpike (I-76) West to exit 266. Turn left onto 72 North. Follow 72 North to 322 West. Take 322 West into Hershey (approximately 12 miles). Turn right onto University Drive (traffic light). Take the first left into the entrance to HERSHEY Lodge.

From Scranton/Wilkes Barre

Take I-81 South to exit 77. Turn left on Route 39 East and follow to the traffic light at Hersheypark Drive. Turn right onto Route 39 East/Hersheypark Drive and follow around Hershey. Route 39/Hersheypark Drive becomes Route 322 East towards Ephrata. At the traffic light at University Drive, turn left onto University Drive. Take the first left into the entrance to the HERSHEY Lodge.

From Harrisburg International Airport

Follow signs for Route 283 West towards Harrisburg. Take exit for I-283 North to Harrisburg. Follow I-283 North to exit 3. Follow Route 322 East to Hershey. As you enter Hershey continue straight onto Route 422 East. At the traffic light at University Drive, turn right onto University Drive. Take the first right into the entrance to the HERSHEY Lodge.

New Jersey

From Northern New Jersey

Follow I-78 West to I-81 South. Take exit 77 and follow Route 39 East to Hersheypark Drive. At the traffic light turn right onto Hersheypark Drive. Follow Hersheypark Drive to Route 422 and exit onto 422 East. At the traffic light turn right onto University Drive. Take the first right into the entrance to HERSHEY Lodge.

Maryland

From Baltimore

Take I-83 North towards York and Harrisburg. Approaching Harrisburg, follow signs to continue on I-83 North. I-83 North to 322 East to Hershey. 322 East to 422 East. At the traffic light turn right onto University Drive. Take the first right into the entrance to HERSHEY Lodge.

From Hagerstown

I-81 North to Exit 77. Turn right on Route 39 East and follow to the traffic light at Hersheypark Drive. Turn right onto Route 39 East/Hersheypark Drive and follow around Hershey. Route 39 East/Hersheypark Drive becomes Route 322 East towards Ephrata. At the traffic light at University Drive, turn left onto University Drive. Take the first left into the entrance to the HERSHEY Lodge.

i PLEASE DETACH ADMISSION TICKET ALONG PERFORATED LINE i

SUSQUEHANNA BANCSHARES, INC.

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Susquehanna Bancshares, Inc.

For the Annual Meeting of April 30, 2008

I(We) hereby constitute and appoint Samuel G. Reel, Jr. and Thomas R. Diehl, and each of them, proxies with full power of substitution, to vote all of the shares of common stock of Susquehanna Bancshares, Inc. (“Susquehanna”) which I (we) may be entitled to vote at the Annual Meeting of Shareholders of Susquehanna to be held at The Hershey Lodge and Convention Center, Great American Hall, West Chocolate Avenue and University Drive, Hershey, Pennsylvania Wednesday, April 30, 2008 at 10:00 a.m., prevailing time, and at any adjournment thereof, as set forth in this Proxy.

For Participants in the Susquehanna Employee Stock Purchase Plan: I instruct the Custodian to sign a proxy for me in substantially the form set forth above and on the reverse side. The Custodian shall mark the proxy as I specify. If a choice is note specified, my shares will be voted FOR the nominees for directors and FOR the ratification of PricewaterhouseCoopers LLP as Susquehanna Bancshares Inc.’s registered independent public accountants for the fiscal year ending December 31, 2008.

COMMENTS: (Continued and to be signed on the reverse side)

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